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                                                                   EXHIBIT 10.42



                      MULTI-ANTIGEN RESEARCH LICENSE AND OPTION AGREEMENT


        This MULTI-ANTIGEN RESEARCH LICENSE AND OPTION AGREEMENT (this "Agreement"), effective as of January 26, 1999 (the "Effective Date") is made by and between Abgenix, Inc., a Delaware corporation ("ABX") and Genentech, Inc., a Delaware corporation ("GNE") with reference to the following facts and circumstances.

                                           RECITALS

        A. WHEREAS, ABX has rights in certain technology relating to certain strains of XenoMouse(TM) Animals (as defined below);

        B. WHEREAS, GNE desires to use such XenoMouse Animals to generate antibodies to certain Specified Antigens and GNE Program Antigens (each as defined below);

        C. WHEREAS, ABX is willing to grant to GNE, and GNE desires to acquire a license to use XenoMouse Animals solely for immunization with Specified Antigens and GNE Program Antigens for research purposes, as described below and on the terms and conditions set forth herein; and

        D. WHEREAS, ABX is willing to grant to GNE, and GNE desires to acquire an option to obtain a GNE Product License Agreement with respect to Products derived from immunization of XenoMouse Animals with a particular GNE Program Antigen, all as described fully below and on the terms and conditions set forth herein.

        NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the parties as follows:


1.      DEFINITIONS

        For purposes of this Agreement, capitalized terms set forth in this Agreement and not otherwise defined herein shall have the meaning set forth in the Common Definitions Exhibit attached hereto as Exhibit A.




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2.      RESEARCH LICENSE; SUPPLY OF MICE; MATERIALS OWNERSHIP

        2.1    Research License.

               2.1.1 License Grant. Subject to the terms and conditions of this Agreement (including without limitation compliance with the provisions of Section 9.4.6), ABX agrees to grant, and hereby grants, to GNE a paid up (except as otherwise provided in Section 2.1.5 below), non-exclusive license and/or sublicense of its rights, as the case may be, under the Licensed Technology and any issued U.S. patents owned or controlled by ABX that claim the Specified Antigen or Antibodies thereto, without right to grant further sublicenses to (a) immunize the XenoMouse Animals provided by ABX with up to [*] Specified Antigens per year and (b) to use the Antibodies and materials derived from such immunized XenoMouse Animals in the Research Field for conducting research and development work within the scope of the Research Field. The license contemplated in the preceding sentence shall include the right for GNE to transfer Antibodies to third parties solely for the purposes of testing and evaluation in the Research Field, provided, however, that any such transfer is under a material transfer agreement that is consistent with the terms of this Agreement and that grants no right, title or interest in or to such Antibody (or any derivative thereof) to such third party. The parties acknowledge that notwithstanding any license from ABX to GNE under this Agreement of ABX's rights within the Research Field (including, without limitation, under Section 3.1.4(c)), ABX's rights may not be exclusive from ABX's licensors. The license and/or sublicense rights granted under this Section 2.1.1 shall terminate with regard to a particular Specified Antigen on the Effective Date (if any) of a GNE Product License Agreement between ABX and GNE relating to such Specified Antigen. At such time as any Specified Antigen becomes a GNE Program Antigen under the terms and conditions of this Agreement (i.e. GNE has taken an Evaluation Position with regard to such Specified Antigen), the research licenses and/or sublicenses described above shall become exclusive licenses and/or sublicenses as set forth herein. Notwithstanding anything contained in this Agreement, immunization of XenoMouse Animals with any Antigen other than a Specified Antigen (a "Non-Specified Antigen") in good faith (e.g., as a mistake) shall be considered a breach of this Agreement; provided, however, that the sole remedy for such breach will be as provided in Section 6.6 hereof. Immunization of XenoMouse Animals with Non-Specified Antigens other than in good faith shall be a material breach of this Agreement.

               2.1.2 License Term. The rights and/or (sub)licenses granted under
Section 2.1.1 above shall terminate upon expiration or termination of this Agreement; provided, however, that such rights and/or (sub)licenses shall also expire and terminate with respect to each particular GNE Program Antigen on the date on which ABX duly executes and delivers the GNE Product License Agreement for such GNE Program Antigen in accordance with the provisions of Section 4.1.5 below.

               2.1.3 No Other Rights. No implied licenses or rights are conveyed to GNE hereunder. GNE shall only be authorized to use the XenoMouse Animals, the ABX Materials and the materials derived in whole or part from the XenoMouse Animals (including without limitation Antibodies) solely as expressly provided in this Article 2 and Section 9.4.6.


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               2.1.4 XenoMouse Animals. On the terms and conditions of this
Agreement, ABX will provide free of charge to GNE such types, strains and quantities, as GNE reasonably requests, of sterilized male XenoMouse Animals of the highest quality reasonably available for immunization with Specified Antigens; provided however, that ABX's obligation to provide such XenoMouse Animals free of charge shall be limited to providing GNE with up to [*] XenoMouse Animals per month and up to a total of [*] XenoMouse Animals per calendar year. GNE shall use such XenoMouse Animals solely for the purposes set forth in this Agreement. Notwithstanding anything to the contrary in this Agreement, unless ABX otherwise agrees in writing, ABX shall not be required to provide GNE with more than (a) [*] XenoMouse Animals in any given calendar month, or (b) [*] XenoMouse Animals in any given calendar year, in the aggregate. Subject to availability, ABX will provide to GNE reasonable quantities of XenoMouse Animals requested by GNE hereunder in excess of the number of XenoMouse Animals set forth in clauses (a) and (b) above at a cost to GNE of [*] per XenoMouse Animal.

               2.1.5 New Strains. If, prior to ABX's delivery to GNE of the maximum number of XenoMouse Animals which GNE is entitled to receive in any given calendar year in Section 2.1.4 above, ABX develops and has reasonably available for licensing and shipment to GNE a strain of transgenic mice that produce human antibodies that was not available on the Effective Date (a "New Strain"), ABX shall inform GNE of the availability of such New Strain and any net Incremental Royalty associated with such New Strain and discuss with GNE whether GNE would prefer to receive some or all the remaining deliverable transgenic animals for such calendar year from the New Strain. Notwithstanding the foregoing, GNE shall have the right to continue to receive XenoMouse Animals from the strain of XenoMouse Animals available as of the Effective Date (the "Original Strain"), and ABX shall be required to continue to deliver mice from the Original Strain. If GNE chooses to receive mice from the New Strain, ABX shall provide GNE with a reasonable number of transgenic animals from the New Strain (up to a maximum of the remaining number of XenoMouse Animals deliverable to GNE under Section 2.1.4), provided that any such animals shall be deemed to be XenoMouse Animals. In the event that GNE elects to receive mice from the New Strain, (a) GNE shall agree to be bound by any other obligations, terms or conditions imposed upon the New Strain, including without limitation any reporting, indemnification, use restrictions or diligence requirements; (b) any New Strain Intellectual Property shall become part of the Licensed Technology; and (c) ABX shall modify Attachment B to reflect New Strain Intellectual Property with respect to such New Strain. Notwithstanding anything to the contrary in this Agreement, ABX shall not be obligated to develop any New Strains. Nothing herein shall prevent GNE from receiving and using XenoMouse Animals from both the Original Strain and the New Strain simultaneously provided that the maximum number of XenoMouse Animals provided in Section 2.1.4 is not exceeded.

               2.1.6 Updates Concerning GNE Research. During the term of this Agreement, GNE shall update ABX, as reasonably requested by ABX, as to the general status of the activities of GNE in the Research Field under this Agreement and the results thereof. It is understood that except as the parties may otherwise agree in writing, ABX shall not be responsible for


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conducting any research and development activities involved in the creation, research and development of Products, including without limitation immunizations of XenoMouse Animals with Specified Antigens or GNE Program Antigens, screening of Antibodies generated from such immunizations, creation of Hybridomas, production of Antibodies to the Specified Antigens or GNE Program Antigens, or preclinical evaluation of Antibodies to the Specified Antigens or GNE Program Antigens.

               2.1.7 Supply of XenoMouse Animals and Materials; Material Transfer Terms. It is understood and agreed that all XenoMouse Animals, and all materials derived in whole or part from XenoMouse Animals shall be used solely in accordance with, and subject to the covenants set forth in Section 9.4.6.

               2.1.8 Ownership of Materials and Data. It is understood and agreed that:

               (a)  ABX shall [*].

               (b) Except as expressly set forth in Section 2.1.8(a), GNE shall [*]

               (c) The transfer of physical possession of any materials or data owned by, and the physical possession and use of such materials and/or data by, GNE or ABX, as the case may be, shall not be (nor be construed as) a sale, lease, offer to sell or lease, or other transfer of title of such materials and/or data to GNE or ABX, as the case may be.

               (d) Notwithstanding anything contained in this Agreement to the contrary (including, without limitation, in Section 6.6), GNE shall [*]

               2.1.9 Notice of Specified Antigens. During the term of this Agreement, if and when GNE desires to immunize a XenoMouse Animal with an Antigen, GNE shall, prior to GNE's immunization of a XenoMouse Animal with such Antigen, provide written notice [*] [*] informing ABX [*] that GNE desires to have such Antigen designated a Specified Antigen. ABX [*] [*] will determine in accordance with this Section 2.1.9 if the Antigen can be designated a Specified Antigen of GNE.

               (a) Notice. When GNE desires to have an Antigen designated a Specified Antigen, GNE shall provide written notice [*] [*] of its desire that such Antigen be designated a Specified Antigen. In such notice, GNE


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shall provide reasonable identification and description of such Antigen (the
"GNE Antigen Information"). The GNE Antigen Information shall be considered Confidential Information of GNE. Where GNE provides notice pursuant this Section 2.1.9(a) to [*]

               (b) [*]

               (c) Confidentiality and Non-Use. Where GNE provides notice pursuant to Section 2.1.9(a) to [*]. Where GNE provides notice pursuant to
Section 2.1.9(a) to ABX, ABX shall not use or disclose the GNE Antigen Information except as expressly provided under this Agreement. Further, ABX shall not disclose the GNE Antigen Information to any third party.

               (d) Determination. Upon receipt of notice pursuant to Section 2.1.9(a), ABX [*] shall objectively evaluate such request in the context of the ABX Antigen Information and determine whether the Antigen requested by GNE is available as a Specified Antigen. Where GNE provides notice pursuant to Section 2.1.9(a) to [*]; provided, however, no Confidential Information of ABX or GNE shall be provided to the other party. If ABX notifies GNE [*], that such Antigen is not available as a Specified Antigen, such Antigen shall not be designated as a Specified Antigen. In the event that GNE is notified that an Antigen requested by GNE is not available as a Specified Antigen, ABX and GNE agree to discuss the reasons for such determination.

               (e) Default. Where GNE provides notice pursuant to Section 2.1.9(a) to ABX, and ABX fails to notify GNE that such Antigen is not available as a Specified Antigen within [*] of request by GNE, such Antigen shall be designated a "Specified Antigen",


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GNE shall have the right to immunize the XenoMouse Animals with such Specified
Antigen, and such Specified Antigen shall be counted as one of the [*] permitted Specified Antigens under Section 2.1.1 above. Notwithstanding the foregoing in this Section 2.1.9(e), where GNE provides notice pursuant to
Section 2.1.9(a) to [*] informs GNE that such Antigen is available as a Specified Antigen.

               2.1.10 Third Party Rights. It is understood and agreed that the grant of rights under this Article 2 shall be subject to and limited in all respects by the terms of the applicable ABX In-License(s) pursuant to which ABX acquired or does acquire any Licensed Technology, including, without limitation, any rights granted to or retained by GenPharm International, Inc. under the GenPharm Cross License, and that all rights or sublicenses granted under this Agreement shall be to the extent and only to the extent that ABX shall have the right to grant such rights and sublicenses under such ABX In-Licenses.


3.      EVALUATION POSITIONS

        3.1 Evaluation Positions. During the term of this Agreement and subject to the terms and conditions set forth herein, GNE shall have the right to obtain evaluation positions ("Evaluation Positions", as further described in Section 3.1.4) from ABX with respect to certain Specified Antigens as set forth in this
Section 3.1. It is understood and agreed by the Parties that, unless and until a Specified Antigen becomes a GNE Program Antigen as set forth in this Article 3, [*]

               3.1.1 Notice. For each Specified Antigen for which GNE desires to obtain an Evaluation Position, GNE shall provide ABX with written notice (each such notice an "Evaluation Notice") stating that GNE desires to obtain an Evaluation Position on such Specified Antigen and identifying in reasonable detail such Specified Antigen.

               3.1.2 ABX Review. Within [*] days of receiving an
Evaluation Notice from GNE, ABX shall notify GNE as to whether any of the conditions set forth under Section 3.1.2 (i)-(iii) below (each such condition, an "Impediment") exist with respect to each Specified Antigen which is the subject of such Evaluation Notice, and if so, ABX shall provide to GNE a reasonable description of such Impediment, subject to any confidentiality restrictions to which ABX may be a party. If ABX notifies GNE that an Impediment exists with respect to the Specified Antigen that is the subject of the Evaluation Notice, GNE shall not have the right to obtain an Evaluation Position for such Specified Antigen, provided, however, that if ABX has Selected a Specified Antigen for its own account under Section 3.1.2(i) below, ABX agrees to discuss with GNE the possibility of entering into a collaboration with respect to such Specified Antigen. Impediments are as follows:


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                             (i)  the Specified Antigen identified by GNE is not
available to GNE for an Evaluation Position and cannot be Selected by ABX because under the terms of the Xenotech Agreement [*];

                             (ii) the Antigen so identified by GNE is at the
time that ABX receives the Evaluation Notice for such Specified Antigen, an Excluded Antigen; or

                             (iii) as evidenced by written records prior to the
date of the Evaluation Notice relating to such Specified Antigen, ABX or its Affiliates [*].

               3.1.3 Acceptance by ABX; Payment. If ABX gives notice (an "Acceptance Notice") to GNE that no Impediment exists with respect to the Specified Antigen identified in the Evaluation Notice, or if ABX does not notify GNE of an Impediment within [*] of GNE's Evaluation Notice as set forth in
Section 3.1.2, GNE shall have the right to obtain an Evaluation Position with respect to such Specified Antigen by paying to ABX a payment (the "Evaluation Position Payment") of [*]. Such payment shall be nonrefundable, except as provided in Section 4.1.5; provided, however, that such Evaluation Position Payment may be partially creditable against the License Fee with respect to an Option for such GNE Program Antigen, as provided in Section 4.1.6 below. Upon ABX's receipt of the Evaluation Position Payment set forth above, such Specified Antigen which is subject of such Evaluation Position, shall be designated a "GNE Program Antigen". Notwithstanding anything to the contrary in this Agreement, no Antigen shall be a GNE Program Antigen unless such antigen was first a Specified Antigen.

               3.1.4 Effect of Evaluation Position. An Evaluation Position, with respect to a GNE Program Antigen, shall entitle GNE to the rights set forth below with respect to such GNE Program Antigen:

                      (a) Option. To exercise an Option with regard to such GNE Program Antigen as set forth in Article 4 below.


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                      (b) Term of Evaluation Positions.  With respect to each
Evaluation Position for a GNE Program Antigen, the term of such Evaluation Position shall begin on the date which ABX receives the Evaluation Position Payment for such Specified Antigen and shall, unless earlier terminated as provided under Section 3.1.4(e) below, continue thereafter for a period of [*], at which time the Evaluation Position on such GNE Program Antigen shall expire unless extended as provided in Section 3.1.4(d) below.

                      (c) Exclusivity. During the term of an Evaluation Position with respect to a GNE Program Antigen, ABX shall not (i) Select such GNE Program Antigen (except for the sole benefit of GNE); (ii) cause or allow (with regard to "allow", to the extent that it is within the reasonable control of ABX and would not cause ABX to take any commercially unreasonable action or incur any commercially unreasonable expense) any Impediment described in Section 3.1.2 above to arise with respect to such GNE Program Antigen, or (iii) take any other action that would prevent GNE from obtaining an Exclusive Worldwide Product License as defined in the Xenotech Agreement.

                      (d) Extension. With respect to each Evaluation Position for a GNE Program Antigen, GNE shall have the right to extend the term of such Evaluation Position for such GNE Program Antigen [*] by (i) notifying ABX in writing, no later than [*] prior to the then current expiration date of such Evaluation Position, that GNE desires to extend such Evaluation Position and for how long and (ii) paying to ABX concurrently with such notice a payment of [*] extension of such Evaluation Position. GNE may extend the term of such Evaluation Position all at once or on a [*] basis, up to the maximum aggregate of [*]. All payments made by GNE to ABX to extend the period of time for an Evaluation Position shall be nonrefundable, except as provided under Section 4.1.5; provided, however, that GNE shall have the right to partially credit such payments against the License Fee for such GNE Program Antigen as set forth in
Section 4.1.6 below.

                      (e) Termination of Evaluation Position by GNE. GNE shall have the right to terminate an Evaluation Position with respect to a GNE Program Antigen at GNE's sole discretion at any time by delivering written notice of such termination to ABX. Such termination of such Evaluation Position shall become effective upon ABX's receipt of written notice from GNE; provided however, that any amounts paid by GNE to ABX for such terminated Evaluation Position (and any extensions thereof) shall not be refundable or creditable against any other payments due under this Agreement.

                      (f) Effect of Termination or Expiration of Evaluation Position. If an Evaluation Position with respect to a GNE Program Antigen expires or terminates prior to GNE's exercise of an Option with respect to such GNE Program Antigen (as set forth below) (i) such GNE Program Antigen shall cease to be a GNE Program Antigen for purposes of this Agreement, (ii) GNE shall have no right to exercise an Option for such GNE Program Antigen (unless renominated as provided below under this Section 3.1.4(f)) and (iii) ABX shall have no


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further obligations with respect to such GNE Program Antigen. After the term of an Evaluation Position has expired (during the term of this Agreement), GNE shall have the right to nominate a prior GNE Program Antigen again (if no Impediment exists) for an Evaluation Position (and designation as a GNE Program Antigen) on the terms and conditions of this Agreement by following the Evaluation Position procedures and paying an Evaluation Position Payment with respect to such Evaluation Position, provided that, such Evaluation Position shall count as one of the [*] Evaluation Positions which is in effect under
Section 3.1.5.

               3.1.5 Number of Evaluation Positions. During the term of this Agreement, GNE shall have the right to obtain and have in effect a maximum aggregate of [*] Evaluation Positions (i.e., representing a maximum of [*] GNE Program Antigens) at any given time. For purposes of this Section 3.1.5, an Evaluation Position for [*] shall not be counted toward the number of Evaluation Positions in effect at any given time, nor shall Evaluation Positions that have terminated or expired pursuant to the terms of this Agreement (except as set forth in Section 3.1.4(f)). Notwithstanding anything in this Agreement to the contrary, GNE shall be required to obtain from ABX and make Evaluation Position Payments for a minimum cumulative number of [*] Evaluation Positions during each consecutive [*] period (beginning on the Effective Date) during the term of this Agreement, unless the Agreement is terminated earlier than [*] from the Effective Date, respectively.

4.      OPTION TO OBTAIN GNE PRODUCT LICENSE AGREEMENT

        4.1    Option to Nominate GNE Program Antigens.

               4.1.1 Option. Subject to the terms and conditions set forth in this Agreement, ABX hereby grants to GNE exclusive options (an "Option" or "Options") to obtain the right to enter into GNE Product License Agreements with respect to particular GNE Program Antigens. Each calendar year during the term of this Agreement, up to two (2) Options may be exercised by GNE with respect to a total of two (2) GNE Program Antigens, provided that, such Options for such GNE Program Antigens must be exercised by GNE prior to the termination or expiration of the Evaluation Position for such GNE Program Antigen (the "Option Period"), pursuant to the procedures set forth in this Article 4, and provided, further, that GNE may not exercise more than [*] Options in any [*] year period or more than [*] Options in any [*] year period, in each case excluding [*].

               4.1.2 Exercise. Pursuant to and subject to Section 4.1.1, GNE may exercise Options with respect to GNE Program Antigens in accordance with the following provisions:

                      (a) Exercise Notice; Timing of Notice. GNE may exercise its Option with respect to a GNE Program Antigen at any time during the term of an Evaluation Position for such GNE Program Antigen by giving ABX express written notice (the "Exercise Notice") stating that GNE is exercising its Option with respect to such GNE Program Antigen and indicating whether GNE has intellectual property covering such GNE Program Antigen.


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                      (b) Selection by ABX. Upon GNE's delivery to ABX of an
Exercise Notice pursuant to Section 4.1.2(a), ABX shall be obligated to Select the GNE Program Antigen on behalf of GNE on a date (a "Selection Date") within the particular calendar quarter and in the particular calendar year as determined in accordance with the following table:

Calendar Quarter        If Exercise Notice is            "Trigger Date" by        "Selection Date"
in which Antigen        delivered by GNE:                which GNE may            by which ABX must
counts towards                                           retract Exercise         select the GNE
GNE's limits                                             Notice with no           Program Antigen
                                                         penalty

1st Calendar            [*]                              [*]                      [*]
Quarter:
January 1- March
31

2nd Calendar            [*]                              [*]                      [*]
Quarter:
April 1 - June 30


3rd Calendar            [*]                              [*]                      [*]
Quarter:
July 1 -
September 30

4th Calendar            [*]                              [*]                      [*]
Quarter:
October 1 -
December 31

Notwithstanding the foregoing in this Section 4.1.2(b):

                             (i) in any calendar quarter that GNE has the right
to exercise [*];

                             (ii) should the event described in Section
4.1.2(b)(i) occur [*]


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[*]; and

                             (iii) based upon the information contained in the
Exercise Notice, ABX shall take the following actions with respect to Selection of a GNE Program Antigen:

                        (1) in the event that GNE notifies ABX that [*]; and

                        (2) in the event that GNE does not notify ABX that [*].

                      (c) Retraction of Exercise Notice. Following GNE's delivery to ABX of an Exercise Notice, GNE shall have the right to retract such Exercise Notice at any time from the date of such Exercise Notice to the applicable "Trigger Date" shown in the above table by providing written notice of such retraction on or before such "Trigger Date." Upon retraction of an Exercise Notice in compliance with the preceding sentence, GNE shall have no financial responsibility to ABX under Section 4.1.6. If GNE retracts an Exercise Notice prior to the "Trigger Date" (as shown in the above table) in a given calendar quarter in which an Exercise Notice would obligate ABX to Select a GNE Program Antigen in the same calendar quarter, GNE may substitute a GNE Program Antigen for the one retracted; provided that an Exercise Notice with respect to such substitute GNE Program Antigen is delivered to ABX by the "Trigger Date" and within the same applicable "Exercise Notice Period".

                      (d) Notification of Selection by ABX. Within [*] of a Selection Date with regard to a GNE Program Antigen in accordance with Section 4.1.2(b), ABX shall provide written notice (the "Selection Notice") to GNE that such GNE Program Antigen has been Selected on GNE's behalf by ABX. Such notice shall include the date such Selection was made and the territory that will be available to GNE with respect to the particular GNE Program Antigen in the applicable GNE Product License.

                      (e) Cancellation of Entry into Product Licenses. After the date of a Selection Notice, GNE shall have the right to cancel its obligations to execute a GNE Product License, and ABX's obligations to enter into an XT Product License on GNE's behalf, only in accordance with the following provisions:

                             (i) from the date of such Selection Notice and
until a date [*] after the Selection Date for such GNE Program Antigen, GNE has the right to inform ABX by written notice that it will not enter into the GNE Product License with respect to such GNE Program Antigen; provided, however, regardless of territory of the XT Product License to


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which ABX may be entitled, GNE shall remain obligated to pay the License Fee pursuant to Section 4.1.6;

                             (ii) notwithstanding the foregoing in Section
4.1.2(e)(i), GNE [*]; and

                             (iii) notwithstanding the foregoing Section
4.1.2(e)(i), for a period of thirty (30) days following the date ABX delivers a Selection Notice, if:

                        (1) ABX has Selected a particular GNE Program Antigen [*] and the territory that will be available to GNE with respect to the particular GNE Program Antigen in the applicable GNE Product License [*] (as defined in the Xenotech Agreement); or

                        (2) ABX has Selected a particular GNE Program Antigen [*] and the territory that will be available to GNE with respect to the particular GNE Program Antigen in the applicable GNE Product License [*] (as defined in the Xenotech Agreement), then GNE [*]. If GNE fails to cancel its obligation as set forth in this Section 4.1.2(e)(iii), then GNE is deemed to have accepted the territory obtained by ABX pursuant to the XT Product License. It is understood and agreed that, notwithstanding any other provision of this Agreement, in the event that the XT Product License entered into by ABX with XT is [*] then (a) GNE shall not be obligated to enter into the GNE Product License Agreement with ABX or pay the License amount set forth in Section 4.1.6 and (b) ABX shall not, if ABX used commercially reasonable efforts to obtain [*] be in breach of this Agreement. [*]


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                      (f) Entry into Product License.  Except as provided in
Section 4.1.2(e), at the end of [*] from the Selection Date of each particular GNE Program Antigen, ABX shall, in accordance with Section 4.1.4, enter into an XT Product License with respect to such GNE Program Antigen and provide a copy to GNE.

                      (g) It is understood and agreed that nothing in this
Section 4.1.2 shall in any way (i) modify or extend the term of any Evaluation Position with respect to GNE Program Antigens, (ii) increase the number of Options with respect to GNE Program Antigens exercisable by GNE, or (iii) modify the numbers or timing of exercise of Options with respect to GNE Program Antigens exercisable by GNE under this Agreement.

               4.1.3 [Intentionally Left Blank]

               4.1.4 Territory and Exclusivity. The territory and exclusivity provided in a given GNE Product License Agreement shall be the same as the territory and exclusivity granted to ABX under the XT Product License with respect to the same Antigen. Accordingly, for example, (i) if ABX obtains a Co-Exclusive Worldwide Product License related to the GNE Program Antigen, the terms of the GNE Product License Agreement shall provide for a territory which is the ABX Home Territory and the Rest of the World and will provide that the rights granted therein are exclusive in the ABX Home Territory and co-exclusive with JTI or its assignee or sublicensee in the Rest of the World, (ii) if ABX obtains an Exclusive Home Territory Product License related to the GNE Program Antigen, the terms of the GNE Product License Agreement shall provide for a territory which is the ABX Home Territory and will provide that the rights granted are exclusive in the ABX Home Territory, (iii) if ABX obtains an Exclusive Qualified Worldwide Product License related to the GNE Program Antigen, the terms of the GNE Product License Agreement will provide for a territory which is the ABX Home Territory and the Rest of the World, and will provide that the rights granted are exclusive in that territory, and (iv) if ABX obtains an Exclusive Worldwide Product License related to the GNE Program Antigen, the terms of the GNE Product License Agreement will provide for a territory which is worldwide and will provide that the rights granted are exclusive in that territory. Capitalized terms used in this Section 4.1.4 and not otherwise defined in this Agreement are used in this Section as defined in the Xenotech Agreement.

               4.1.5 GNE Product License Agreement. Within [*] of GNE's receipt of the XT Product License with respect to a particular GNE Program Antigen, ABX and GNE shall enter into the GNE Product License Agreement with regard to such GNE Program Antigen. If GNE fails to timely pay to ABX the License Fee set forth in Section 4.1.6 (subject to any applicable cure provision), then (a) the applicable GNE Product License Agreement shall terminate and ABX shall have no further obligation to GNE regarding such GNE Product License Agreement and (b) ABX shall be entitled, in its sole discretion, to exercise ABX's rights under the Xenotech Agreement and enter into the XT Product License for the GNE Program Antigen on its own behalf or on behalf of a third party without further obligation to GNE. Notwithstanding the foregoing, nothing in this Section 4.1.5 shall be implied to grant ABX a license or entitle ABX to license or make any other use of any technology, know-how, intellectual property, materials (including, without limitation, any Antibodies, Antibody


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Secreting Cells, Hybridomas, or Genetic Material) or data owned by GNE, ABX, owned jointly by GNE and ABX, and, in each case generated in whole or in part from ABX's or GNE's activities under this Agreement in any case without first obtaining GNE's prior written consent, except as expressly provided in this Agreement (provided that this sentence is not intended to affect ABX's rights under Section 6.6 of this Agreement). If GNE timely exercises its Option with respect to a GNE Program Antigen and ABX fails or is unable to enter into (i) an XT Product License with XT as provided in Section 4.1.2(f) within the time frame set therein or (ii) the GNE Product License Agreement with GNE (in each case, other than due to a breach of this Agreement by GNE), GNE shall be entitled to a full refund of the Evaluation Position Payment paid by GNE to ABX and all available remedies conferred on it under this Agreement and by law or in equity. In connection with the foregoing sentence, (i) it is understood that money damages would not be a sufficient remedy for GNE and GNE is entitled to specific performance and injunctive relief in addition to other available remedies [*].

               4.1.6 License Fee; Evaluation Position Credit. Subject to Section 4.1.2, within [*] of complete execution of a GNE Product License Agreement by GNE and ABX with regard to a GNE Program Antigen for which an Option has been exercised, GNE shall pay ABX a fee (a "License Fee") of [*] for each of the first [*] GNE Program Antigens for which GNE has exercised its Option and [*] for each subsequent GNE Program Antigen for which GNE exercises an Option. Notwithstanding the foregoing, GNE shall have the right to credit the amount of the Evaluation Position Payments made to ABX for such GNE Program Antigen against the License Fee for such GNE Program Antigen as set forth in this
Section 4.1.6 as follows: GNE shall have the right to credit the prorated amount of any Evaluation Position Payment over the remaining term of such Evaluation Position or extension thereof [*] against such License Fee payable to ABX for such GNE Program Antigen which was the subject of such Evaluation Position; provided however, that in no event shall GNE be entitled to credit more than [*] of such prorated amount against any License Fee. For purposes of example and illustration only, if GNE were to exercise an Option with respect to a certain GNE Program Antigen [*] during the term of an Evaluation Position, GNE would have the right to credit [*] against the License Fee payable to ABX, which credit amount would be capped at [*]. Subject to applicable cure provisions, failure to timely pay amounts set forth in this Section shall be a material breach of this Agreement.

               4.1.7 [*]. To the extent and only to the extent that ABX has been directly informed by GNE of a Specified Antigen pursuant to Section 2.1.9, if [*] Selects such a Specified Antigen under the Xenotech Agreement during the term of this Agreement, ABX shall promptly notify GNE in writing (a "[*] Notice") with respect to [*] Selection of such Specified Antigen and, if a [*] is available to ABX under the XT Agreement, ABX shall offer to exercise the [*] regarding such Specified Antigen on behalf of GNE on the terms and conditions set forth in the Xenotech Agreement; provided however, that ABX shall


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

not be obligated to have in effect more than [*] for GNE's benefit at any time. ABX shall inform GNE of ABX's deadlines for taking action with respect to any such [*] in the [*] Notice. GNE may exercise its rights pursuant to this
Section 4.1.7 as follows:

                      (a) Request by GNE; Exercise by ABX. In response to a notification that [*] has Selected a Specified Antigen as described in this Section, and an offer by ABX to exercise such [*] on GNE's behalf, GNE may, by written notice to ABX (each such notice a "[*] Exercise Notice"), request that ABX exercise its [*] with respect to such GNE Antigen. Concurrently with each such [*] Exercise Notice, GNE shall make a payment to ABX of [*]. If ABX receives both a [*] Exercise Notice with respect to a particular GNE Antigen and the appropriate payment before the deadline set forth in the [*] Notice, ABX shall, to the extent that it has the right to do so, promptly exercise its [*] with respect to such GNE Antigen. ABX shall promptly notify GNE of its exercise of a [*] under this Section 4.1.7(a). A [*] exercised by ABX on GNE's behalf, pursuant to this Section 4.1.7, shall be referred to as a "GNE [*]" from the date of exercise by ABX.

                      (b) [*]. Promptly upon GNE's request, but no more than [*] after ABX exercises the [*] on GNE's behalf, ABX shall enter into an [*] (as defined in the Xenotech Agreement) with respect to such GNE Program Antigen. Within [*] of entering into any such [*], ABX will execute and deliver to GNE for Product License with respect to such GNE Program Antigen and execute and deliver to GNE the corresponding GNE Product License with respect to such GNE Program Antigen for execution by GNE. Further, following entry into each such XT Product License, ABX shall provide written notice to GNE that ABX has entered into the appropriate XT Product License and provide GNE with a complete copy (excepting only financial terms) of the fully signed XT Product License.

                      (c) GNE Product License Agreement. Within [*] of GNE's receipt of the XT Product License with regard to a particular [*] pursuant to
Section 4.1.7(b), ABX and GNE shall enter into the applicable GNE Product License Agreement. If GNE fails to timely pay to ABX the [*] License Fee set forth below, then (a) any applicable GNE Product License Agreement shall terminate and ABX shall have no further obligation to GNE regarding such GNE Product License Agreement and (b) ABX shall be entitled, in its sole discretion, to exercise ABX's rights under the Xenotech Agreement and enter into the XT Product License for the GNE Program Antigen on its own behalf or on behalf of a third party without further obligation to GNE. Notwithstanding the foregoing, nothing in this Section 4.1.7 shall be implied to grant ABX a license or entitle ABX (a) to license or make any other use of any technology, know-how, intellectual property, materials (including, without limitation, any Antibodies, Antibody Secreting Cells, Hybridomas, or Genetic Material) or data owned by GNE, owned jointly by GNE and ABX, and, in each case generated in whole or in part from GNE's activities under this Agreement in any case without first obtaining GNE's prior written consent, except as expressly provided in this Agreement (provided that this sentence is


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

not intended to affect ABX's rights under Section 6.6 of this Agreement).

                      (d) License Fee. Within [*] of execution of a GNE Product License Agreement with ABX with regard to a GNE Program Antigen for which an Option has been exercised, GNE shall pay ABX a fee (a "[*] License Fee") of [*] for each GNE Program Antigen for which ABX exercises a [*] on GNE's behalf. An exercise by GNE of a [*] shall not affect the number of Options or Licenses available to GNE under this Agreement. Subject to applicable cure provisions, failure to timely pay the amounts set fort in this Section shall be a material breach of this Agreement.

               4.1.8 Definition of GNE Program Antigen. ABX shall use commercially reasonable efforts to establish as the definition of the GNE Program Antigen under the XT Master Research License and Option Agreement the same definition of the GNE Program Antigen as is established under this Agreement, it being understood and agreed, however, that the precise definition of the GNE Program Antigen defining the rights licensed to ABX under the XT Product License (and the definition in the corresponding GNE Product License Agreement) shall be as established in accordance with the XT Master Research License and Option Agreement.

               4.1.9 Previous Agreement Superceded. The Previous Agreement is hereby superceded in its entirety by this Agreement. [*], as each term is defined in the Previous Agreement, are deemed to be GNE Program Antigens under the terms of this Agreement, for which GNE has obtained [*] initial [*] Evaluation Positions. The initial Evaluation Position with regard to [*] shall expire on December 10, 1999, unless extended pursuant to the terms of this Agreement, and the Evaluation Position with regard to [*] shall expire on June 10, 1999, unless extended pursuant to the terms of this Agreement.


5.      FINANCING DOCUMENTS

        5.1 Financing Documents. Simultaneously with the execution of this Agreement, ABX and GNE shall execute and deliver a Common Stock Purchase Agreement and a Registration Rights Agreement, in the forms attached hereto as Attachment C (collectively, the "Financing Documents"). The execution and delivery of the Financing Documents by ABX and GNE and the Closing (as defined in the Common Stock Purchase Agreement) shall be conditions precedent to the effectiveness of this Agreement.


6.      INTELLECTUAL PROPERTY

        6.1 GNE Intellectual Property. GNE shall own all right, title and interest in and to [*] and all intellectual property related to the foregoing.


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        6.2 ABX Intellectual Property. ABX shall own all right, title and interest in and to [*] and all intellectual property related to the foregoing.

        6.3 Intellectual Property Concerning Other Inventions. Except as otherwise provided in Sections 6.1 through 6.2 and Section 2.1.8 above, title to any inventions (and to any patent applications, patents and other intellectual property rights thereon) by a party or parties under this Agreement, [*]. Designation of inventors on any patent application hereunder is a matter of law and shall be solely within the discretion of qualified patent counsel of the party(ies) hereto making such invention.

        6.4 Joint Ownership. For purposes of clarification, to the extent that something is jointly owned under this Agreement, including the exclusive nature of certain licenses which may be granted by ABX or GNE (but except as otherwise provided in this Agreement with respect to GNE's obligations with respect to the [*] thereof as set forth in this Agreement), both parties shall have the right to use, commercialize, grant and authorize sublicenses, and otherwise exploit all such jointly-owned patents and inventions without obligation to account to, or obtain the consent of, the other joint owner. Both parties hereto agree to promptly disclose to the other all jointly-owned inventions under this Agreement and, on request of the other party, will provide such information and assistance as may be reasonably necessary to assist in the filing and prosecution of patent applications claiming such inventions. The parties hereto agree to ensure that each employee, agent, or independent contractor that conducts research using the XenoMouse Animals, or materials derived in whole or part from the XenoMouse Animals, will promptly disclose and assign to the parties hereto any and all rights to jointly-owned inventions. The parties hereto agree to maintain records in sufficient detail and in good scientific manner appropriate for patent purposes and so as to properly reflect all work done and results achieved in performing research under this Agreement.

        6.5    Patent Prosecution.

               6.5.1 Solely Owned. The party solely owning any invention under this Article 6 shall have the sole right and responsibility (but not the obligation), at its expense, to file, prosecute and maintain all patent applications and patents thereon, and to conduct any interferences, oppositions, or reexaminations thereon, and to request any reissues or patent term extensions thereof.

               6.5.2 Jointly Owned. In the event of any invention jointly owned by the parties under this Article 6, ABX shall have the sole right and responsibility (but not the obligation), at its expense, to file, prosecute and maintain all patent applications (and to conduct any interferences, oppositions, or reexaminations thereon, and to request any reissues or patent term extensions thereof) claiming any XenoMouse Animals or any uses thereof, and GNE shall have the sole right and responsibility (but not the obligation), at its expense, to file, prosecute and


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maintain all patent applications and patents (and to conduct any interferences, oppositions, or reexaminations thereon, and to request any reissues or patent term extensions thereof) claiming a GNE Program Antigen, an Antibody that binds to a GNE Program Antigen or a Product and/or its development, manufacture, use or sale. The party having such rights and responsibilities hereunder is referred to as the "Controlling Party". The Controlling Party shall: (i) provide the non-Controlling Party with any patent application filed hereunder by the Controlling Party promptly after such filing; (ii) provide the non-Controlling Party promptly with copies of all substantive communications received from or filed in patent office(s) with respect to such filings; (iii) notify the non-Controlling Party of any interference, opposition, reexamination request, nullity proceeding, appeal or other interparty action and review it with the non-Controlling Party as reasonably requested; and (iv) provide the non-Controlling Party a reasonable time prior to taking or failing to take any action that would substantially affect the scope of validity of rights under such patent applications or patents thereon (including substantially narrowing or canceling any claim without reserving the right to file a continuing or divisional application, abandoning any patent or not filing or perfecting the filing of any patent application) with notice of such proposed action so that the non-Controlling Party has a reasonable opportunity to review and make comments. If the Controlling Party fails to undertake the filing of a patent application (or continuing or divisional application) within ninety (90) days after a written request from the non-Controlling Party to do so, or if the Controlling Party discontinues the prosecution or maintenance of a patent application or patent, the non-Controlling Party at its expense may, in its discretion, undertake such filing, prosecution or maintenance thereof, in which case such patent application and patent thereon shall be solely owned by the non-Controlling Party. The parties hereto shall assist each other to the extent commercially reasonable in securing intellectual property rights resulting from jointly owned inventions hereunder. As to enforcement of jointly-owned patents, including actions against an alleged infringer, the parties hereto shall consult with each other in good faith as to the best manner in which to proceed. In the case of such actions against alleged infringers, any recovery awarded shall be first used to reimburse the costs and expenses (including reasonable attorneys' fees) of the party or parties in the action, second used to reimburse ABX for any amounts ABX is obligated to pay to third parties (if any) in respect of such amount pursuant to applicable ABX In-Licenses, with the remainder for the account of the party or parties that undertake such actions to the extent of their financial participation therein. To the extent that damages are awarded for lost sales or lost profits from the sale of Products, such damages shall be allocated among the parties taking into account royalties that would have been payable to ABX on the sale of such Products. Either party may withdraw from or abandon any jointly-owned patent application or patent hereunder, on reasonable prior written notice to the other party providing a free-of-charge option to assume the prosecution and/or maintenance thereof.

        6.6 Grant Back. (a) In the event that GNE provides proper notice and immunizes XenoMouse Animals with a Specified Antigen but ultimately does not exercise an Option to enter into a GNE Product License Agreement with respect to such Specified Antigen, then GNE agrees to grant to ABX a non-exclusive, royalty-free, sublicensable, worldwide license to intellectual property directly created by GNE arising out of GNE's activities under this Agreement using the XenoMouse Animals with respect to such particular Specified Antigen, including, but not limited to, Antibodies to such Specified Antigen, cells that express such

Antibodies and Genetic Material encoding such Antibodies; provided, however, that such license shall be limited to intellectual property which could have only been created using XenoMouse Animals or with another mouse strain that contains human antibody genes and is able to produce human antibodies but not with any other mouse strains (such as wild-type mice); and provided, further, that if GNE properly exercises an Evaluation Position on the terms and conditions of this Agreement and then exercises an Option with respect to the Specified Antigen and ABX for any reason (other than a breach of this Agreement by GNE or retraction or cancellation by GNE pursuant to Sections 4.1.2(c) or 4.1.2(e), respectively) does not enter into the applicable GNE Product License Agreement with GNE, no license shall be granted to ABX for intellectual property covering such Specified Antigen.

               (b) In the event that GNE violates the last sentence of Section
2.1.1 by immunizing XenoMouse Animals with a Non-Specified Antigen, then GNE agrees to grant to ABX a license to intellectual property created by GNE using XenoMouse Animals and covering only such Non-Specified Antigen, including, but not limited to, Antibodies to such Non-Specified Antigen, cells that express such Antibodies and genetic material encoding such Antibodies, as follows:

               (i) In the event that GNE would not have been allowed to immunize the XenoMouse Animals with the Non-Specified Antigen at the time of immunization because such Antigen had been [*], GNE agrees to grant ABX an exclusive, royalty-free, sublicensable, worldwide license to all intellectual property created by GNE using the XenoMouse with such Non-Specified Antigen; provided, however, that such license shall be limited to intellectual property which could have only been created using the XenoMouse Animals or with another mouse strain that contains human antibody genes and is able to produce human antibodies but not with any other mouse strains (such as wild-type mice);

               (ii) In the event that GNE would have been allowed to immunize the XenoMouse Animals with such Non-Specified Antigen because such Antigen had not been [*] but GNE failed to give ABX proper notice prior to immunization, then, if GNE converts such Non-Specified Antigen into a Specified Antigen by following the procedures set forth in this Agreement but does not ultimately exercise an Option with regard to such Antigen, GNE shall then grant ABX a non-exclusive, royalty-free, sublicensable, worldwide license to intellectual property created by GNE using the XenoMouse covering that Non-Specified Antigen; provided, however, that such license shall be limited to intellectual property which could have only been created using the XenoMouse Animals or with another mouse strain that contains human antibody genes and is able to produce human antibodies but not with any other mouse strains (such as wild-type mice); and provided, further, that if GNE exercises an Evaluation Position and then exercises an Option with respect to such properly converted Specified Antigen and ABX for any reason does not enter into the applicable GNE Product License Agreement, no license shall be granted to ABX for intellectual property


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covering such Specified Antigen.

               (c) If, during GNE's immunization of the XenoMouse Animals with a Specified Antigen under the terms and conditions of this Agreement, an invention covering a Non-Specified Antigen arises, and GNE does not convert such Non-Specified Antigen into a Specified Antigen under Section 6.6(b)(ii) within a reasonable amount of time, GNE shall grant ABX a non-exclusive, royalty-free, worldwide, sublicensable license to intellectual property created by GNE using the XenoMouse covering such Non-Specified Antigen; provided, however, that such license shall be limited to intellectual property which could have only been created using XenoMouse Animals or with another mouse strain that contains human antibody genes and is able to produce human antibodies but not with any other mouse strains (such as wild-type mice).

               (d) None of the licenses contemplated in Section 6.6 shall require GNE to transfer any know-how or provide any training to ABX. Notwithstanding the foregoing, GNE agrees to execute such documents and take such further actions as are reasonably necessary to effectuate any grant of licenses contemplated by this Section 6.6.


7.      CONFIDENTIALITY

        7.1 Confidentiality. Except as expressly provided herein, GNE and ABX each shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose any Confidential Information during the term of this Agreement and for five (5) years following the expiration or termination of this Agreement. ABX may disclose in its promotional material, information contained in GNE's publicly available documents and attribute appropriate credit to XenoMouse Technology.

        7.2 Permitted Disclosure. Notwithstanding Section 7.1 above, each party may nevertheless disclose the other party's Confidential Information to the extent such disclosure is required by applicable law, regulation or court order, provided that if a party is so required to make any such disclosure of the other party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other party of such disclosure requirement and will use efforts consistent with prudent business judgment to secure confidential treatment of such information prior to its disclosure (whether through protective orders or confidentiality agreements or otherwise). The expiration of GNE's obligations under Section 7.1 above shall not limit GNE's obligations under Section 9.4.6 above.

        7.3 Terms of Agreement. Except as expressly provided in this Article 7, each party hereto agrees not to make any public disclosure of the terms of this Agreement or the identity of the Specified Antigen (unless such Specified Antigen is an Excluded Antigen)(including, without limitation, any press release and/or Q&A to be issued on the date of GNE's exercise of any Option), without first obtaining the written approval of the other party and agreement upon the nature and text of such public announcement or disclosure. After execution of this Agreement, either party hereto may issue a press release, the content of which will be agreed upon by the parties. The party desiring to make any such public announcement shall provide the other party with a copy of the proposed announcement for review and comment in reasonably sufficient time prior to public release. Each party agrees that it shall cooperate fully with the other with respect to all disclosures regarding this Agreement required under applicable laws and regulations to the United States Securities Exchange Commission and any other governmental or regulatory agencies, including requests for confidential treatment of proprietary information of either party included in any such governmental disclosure. The parties may publicly disclose information contained in any prior public disclosure that was in compliance with this Section 7.3 without further approvals hereunder. In addition, each party agrees not to disclose the identity of any Specified Antigen to any third party under any circumstances except if required by law, nor the terms of this Agreement or the GNE Product License Agreement to any third party, other than to professional advisors and financing sources, and in that case, only under confidentiality terms at least as stringent in material respects as this Article. GNE shall have the right to review and comment on applications for confidential treatment insofar as they pertain to this Agreement, prior to being filed with the SEC and ABX shall not unreasonably refuse to consider such comments. GNE shall provide its comments, if any, on such application as soon as practicable, and in no event later than four (4) days after such application is provided to GNE.

        7.4 Scientific Publications. The parties agree, as a general principle, that it is desirable to publish the results of the research conducted by the parties hereto under this Agreement, and agree that both parties will have the right to publish such results. The following restrictions shall apply with respect to the disclosure in scientific journals or publications by the parties hereto regarding any scientific work under this Agreement (but not any Independent Discovery or other research performed by the parties): (a) the party publishing, or proposing to publish, such results (the "Publishing Party") shall provide the other party (the "Non-Publishing Party") with an advance copy of any proposed submission of a publication arising from such scientific work, not less than thirty (30) days prior to submission or disclosure of such publication, and the Non-Publishing Party shall have a reasonable opportunity to recommend any changes it reasonably believes are necessary to preserve its Patent Rights or Know-How or to protect its Confidential Information hereunder, and the incorporation of such recommended changes shall not be unreasonably refused; and
(b) if the Non-Publishing Party informs the Publishing Party, within thirty (30) days of receipt of an advance copy of a proposed publication hereunder, that such publication includes Confidential Information of the Non-Publishing Party the publication of which, in the Non-Publishing Party's sole judgment, could be expected to have a material adverse effect on any of its Patent Rights or Know-How, or on the Non-Publishing Party's business affairs which are the subject of this Agreement, the Publishing Party shall delete such Confidential Information of the Non-Publishing Party from such publication and, in the case of inventions made solely by the Publishing Party or jointly by the Publishing Party and the Non-Publishing Party, delay publication thereof for a reasonable time period (not to exceed ninety (90) days) sufficient for the preparation and filing of a patent application or application for a certificate of invention thereon. The parties agree to confer regarding authorship of such publications, which shall be determined in accordance with the standards for authorship customary for peer-reviewed journals. For purposes of this Section 7, the parties agree that publication of Confidential Information incorporated within a filed patent application shall not be required to be deleted solely due to such patent application having reached its 18 month international publication date.

8.      INDEMNIFICATION

        8.1 GNE. GNE agrees to save, defend and hold ABX and its directors, officers, employees, agents and Affiliates harmless from and against any suits, claims, actions, demands, damages, liabilities, expenses or losses (including court costs and reasonable attorneys' and experts' fees) (collectively, the "Liabilities") resulting directly from any third party claims arising from any negligence or willful misconduct of GNE (or its directors, officers, employees or agents) or the breach of any representations, warranties or covenants of GNE under this Agreement; provided, however, that nothing in this Section 8.1 shall obligate GNE to save, defend or hold harmless ABX for any Liabilities to the extent arising from the gross negligence or willful misconduct of ABX or its directors, officers, employees, or agents.

        8.2 ABX. ABX agrees to save, defend and hold GNE and its directors, officers, employees, agents and Affiliates harmless from and against any Liabilities resulting directly from third party claims arising from any negligence or willful misconduct of ABX (or its directors, officers, employees, or agents) or the breach of any representations, warranties or covenants of ABX under this Agreement; provided, however, that nothing in this Section 8.2 shall obligate ABX to save, defend or hold harmless GNE for any such Liabilities to the extent arising from the gross negligence or willful misconduct of GNE or its directors, officers, employees or agents.

        8.3 Indemnification Procedures. If any person or party entitled to indemnification under this Article 8 (an "Indemnitee") intends to claim indemnification under this Article 8, it shall promptly notify the indemnifying party hereunder (the "Indemnitor") in writing of any Liability in respect of which the Indemnitee intends to claim such indemnification, as soon as reasonably practicable after the Indemnitee receives notice of such Liability. Indemnitor's obligations under this Article 8 are conditioned upon the Indemnitee permitting the Indemnitor to assume direction and control of the defense of the Liability (including the right to settle it); provided, however, that an Indemnitee shall have the right to retain its own legal counsel, with the reasonable fees and expenses thereof to be paid by the Indemnitor, if representation of such Indemnitee by the legal counsel retained by the Indemnitor would be inappropriate due to actual or potential conflicts of interest between such Indemnitee and such Indemnitor. Indemnitor's obligations under this Article 8 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any third party suit, claim, action or demand, if prejudicial to Indemnitor's ability to defend such suit, claim, action or demand, shall relieve the Indemnitor of its obligations under this
Section 8 solely with respect to Liabilities that could have been defended in such action. The Indemnitee (and its directors, officers, employees and agents) shall cooperate fully with the Indemnitor and its legal counsel in the investigation of any such Liability for which indemnification is sought by such Indemnitee hereunder.

9.      REPRESENTATIONS, WARRANTIES AND COVENANTS

        9.1 Representations and Warranties of ABX. ABX represents and warrants to GNE as of the Effective Date that:

               9.1.1 (i) it has the power and authority to enter into this Agreement; (ii) to the knowledge of ABX, there are no existing or threatened actions, suits or claims pending with respect to the subject matter hereof or the right of ABX to enter into and perform its obligations under this Agreement;
(iii) it has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
(iv) this Agreement has been duly executed and delivered on behalf of it, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof; and (v) the execution and delivery of this Agreement and the performance of its obligations hereunder do not conflict with or violate any requirement of applicable laws or regulations and do not conflict with, or constitute a default under, any contractual obligation of it;

               9.1.2 it has the full right and authority to grant the rights and licenses granted herein;

               9.1.3 it has not previously granted any rights materially inconsistent or in material conflict with the rights and licenses granted to GNE herein, including without limitation, any right or license in and to the Licensed Technology or any portion thereof;

               9.1.4 to its knowledge (without the obligation to perform external due diligence) there are no existing or threatened actions, suits or claims pending against ABX with respect to the Licensed Technology or the right of ABX to enter into and perform its obligations under this Agreement;

               9.1.5 ABX has no knowledge (without the obligation to perform due diligence) of any rights of third parties that would materially interfere with GNE's use of the ABX Know-How or the ABX Patent Rights under this Agreement, and, as of the Effective Date, ABX has no knowledge (without the obligation to perform due diligence) that any patents or patent applications within the ABX Patent Rights are invalid or unenforceable or that their practice as licensed hereunder would infringe patent rights of third parties; provided, however, that this representation does not apply to any Liabilities or infringement arising out of, relating to or with respect to the Specified Antigens or the GNE Program Antigens;

               9.1.6 Cell Genesys, Inc. ("CGI") has assigned to ABX all of CGI's rights and obligations under the XT Master Research License and Option Agreement, and ABX is a party to the XT Master Research License and Option Agreement; and

               9.1.7 it has provided to GNE complete copies of all material applicable ABX In-Licenses setting forth all material applicable limitations or restrictions on the Licensed Technology and the XenoMouse Animals (it being understood that the financial terms have been redacted from some or all such copies).

        9.2 Covenants of ABX. ABX covenants to GNE that:

               9.2.1 ABX will not take any action or fail to take any action under this Agreement that will cause a material breach of the GenPharm Cross-License, the XT Master Research License and Option Agreement or any ABX In-License; provided, however, that it shall not be a breach of this covenant if ABX cures any breach of such third party agreement pursuant to the cure provisions contained therein;

               9.2.2 ABX shall, at the reasonable request of GNE, discuss with GNE ABX's interpretation of material terms and conditions of ABX In-Licenses, including, without limitation, any limitations on ABX's right to further transfer or grant licenses or sublicenses to GNE to any and all rights to technology within the scope of the ABX Patent Rights and/or ABX Know-How under any ABX In-License;

               9.2.3 ABX shall not agree to any termination, modifications or amendments to any ABX In-Licenses that would negatively affect GNE's rights under this Agreement without first obtaining GNE's reasonable prior written consent, and ABX shall notify GNE as soon as practicable (if possible) of any material modification or amendment of any ABX In-License that materially affects (positively or negatively) GNE's rights or obligations under this Agreement or the GNE Product License Agreement, and provide a copy of such modification or amendment, redacted only with regard to financial terms;

               9.2.4 ABX shall promptly provide GNE with a copy of any notice of default by ABX and/or its sublicensee under any ABX In-License, and of any notice of termination by any other party to any ABX In-License;

               9.2.5 ABX shall not use or permit others to use cells created by ABX from immunization of XenoMouse Animals pursuant to the Previous Agreement in any way without GNE's prior written consent nor shall ABX directly or indirectly create, incur, assume or suffer to exist, any lien, security interest or other similar encumbrance of any kind, or any other type of preference, as such term is used in bankruptcy law, upon or with respect to such cells or with respect to cells generated pursuant to this Agreement.

               9.2.6 ABX will provide GNE with a complete (excepting only for financial terms) copy of each Product License entered into by ABX with regard to a GNE Program Antigen as signed by all parties thereto;

               9.2.7 ABX shall notify GNE promptly in writing of assertion by JTI (if any) that it has any rights anywhere that would prevent ABX from acquiring an XT Product License with a territory other than that indicated in the notice provided for in Section 4.1.2(d) with regard to a GNE Program Antigen or any other right or license under the Licensed Technology to develop, make and have made, use, sell, lease, offer to sell or lease, import, export, otherwise transfer physical possession of or otherwise transfer title to Product with respect to such GNE Program

Antigen in the Field, except with respect to rights granted under the research license set forth in Article 3 of the Xenotech Agreement; and

                9.2.8 On the first date on which a Product License for any GNE Program Antigen between ABX and XT and the corresponding GNE Product License Agreement between ABX and GNE are both in full force and effect, and thereafter so long as both are in effect, ABX shall be and remain XT's exclusive licensee and sublicensee (except with respect to any rights of JT under the Xenotech Agreement and the licenses granted in the GenPharm Cross License) for all the uses of the Licensed Technology relating to applicable Products in the Field throughout the Territory, and GNE shall be ABX's exclusive sublicensee thereunder for all uses of the Licensed Technology relating to the applicable Products in the Field throughout the Territory, as more fully set forth in the applicable GNE Product License Agreement and on the terms and condition set forth therein.

               9.2.9 If ABX becomes aware of any third party intellectual property that would constitute a Core Third Party Patent under a GNE Product License Agreement if such a GNE Product License Agreement were in effect, ABX agrees to inform GNE of such third party intellectual property and discuss with GNE ways to resolve issues related thereto.

        9.3 Representations and Warranties of GNE. GNE represents and warrants to ABX as of the Effective Date that:

               9.3.1 (i) it has the power and authority to enter into this Agreement; (ii) it has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; (iii) this Agreement has been duly executed and delivered on behalf of it, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof; (iv) the execution and delivery of this Agreement and the performance of its obligations hereunder do not conflict with or violate any requirement of applicable laws or regulations and do not conflict with, or constitute a default under, any contractual obligation of it; and (v) it will not knowingly take any action, or fail to take any action, under this Agreement that will cause a breach of the GenPharm Cross License Agreement or the XT Master Research and License Agreement;

               9.3.2 it has the full right and authority to enter into this Agreement and grant the rights and licenses granted herein;

               9.3.3 to its knowledge, without the obligation to perform due diligence, there are no existing or threatened actions, suits or claims pending with respect to the subject matter hereof (including, without limitation, rights in and to the GNE Program Antigens and/or antibodies to the GNE Program Antigens) or the right of GNE to enter into and perform its obligations under this Agreement;

               9.3.4 it has no knowledge (without the obligation to perform due diligence) of any rights of third parties that would interfere with the use of the GNE Know-How or practice of the GNE Patent Rights as contemplated under this Agreement; and

               9.3.5 it has not previously granted any rights inconsistent or in conflict with the rights and licenses granted under this Agreement.

        9.4 Covenants of GNE. GNE covenants to ABX that:

               9.4.1 during the term of this Agreement GNE will not grant any rights inconsistent or in conflict with the rights and licenses granted under this Agreement;

               9.4.2 it will not, to its knowledge, take any action or fail to take any action that will cause a breach by ABX of the GenPharm Cross License, the XT Master Research License and Option Agreement, the XT Product License, or any ABX In-License; and

               9.4.3 it will not, in bad faith, immunize the XenoMouse Animals with any Antigens other than Specified Antigens or GNE Program Antigens; and

               9.4.4 it will provide ABX [*] with proper notice with respect to the Specified Antigens that will be used by GNE to immunize the XenoMouse Animals.

               9.4.5 If any member of GNE's project team involved in use of XenoMouse Technology becomes aware of any third party intellectual property that would constitute a Core Third Party Patent under a GNE Product License Agreement if such a GNE Product License Agreement were in effect, GNE agrees to inform ABX of such third party intellectual property and discuss with ABX ways to resolve issues related thereto.

               9.4.6 (a) all XenoMouse Animals transferred to GNE and the ABX Materials shall be the sole property of ABX and are transferred to GNE solely for the purposes set forth in Section 2.1.1 above, and the transfer of physical possession to GNE, and/or possession or use by GNE of the XenoMouse Animals or the ABX Materials shall not be, nor be construed as, a sale, lease, offer to sell or lease, or other transfer of title to any XenoMouse Animals or the ABX Materials;

                   (b) all XenoMouse Animals and all materials derived in whole or part from the XenoMouse Animals (including the ABX Materials and Antibodies derived therefrom) shall remain in the control of GNE and shall not be transferred to GNE's Affiliates, sublicensees or any other party (other than ABX), except as expressly set forth under Section 2.1.1 or as expressly permitted under a GNE Product License Agreement (if entered into by the parties hereto);

                   (c) GNE shall not directly or indirectly use or attempt to use the XenoMouse Animals, or any information or biological or chemical materials derived from the XenoMouse Animals (including without limitation Products), to reproduce, generate, create or produce, through breeding, reverse-engineering, genetic manipulation or otherwise, the XenoMouse Animals or other transgenic mice or other transgenic animals;


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

                   (d) GNE shall not sell, have sold, (sub)license, assign, lease, or offer to sell, lease, (sub)license, or assign, or otherwise transfer title to any XenoMouse Animals;

                   (e) Except as expressly set forth under Section 2.1.1, GNE shall not sell, have sold, (sub)license, assign, lease, or offer to sell,
(sub)license, assign or lease, otherwise transfer title to, or distribute, commercialize or clinically develop any Antibody, ABX Materials, Product or materials derived from XenoMouse Animals (or Genetic Materials encoding the foregoing) without first entering into a GNE Product License Agreement with ABX with respect to such materials;

                   (f) Upon expiration or termination of this Agreement for any reason, GNE shall destroy (or return to ABX as directed by ABX) each XenoMouse Animal and shall destroy, at ABX's request, all materials derived therefrom (regardless of title), including without limitation all ABX Materials and any tissues or Genetic Materials therefrom, and certify such destruction or transfer within thirty (30) days after written notice by ABX instructing GNE to destroy or return XenoMouse Animals and/or materials, in each case except as otherwise expressly provided in an applicable GNE Product License Agreement (if entered into by the parties);


                   (g) GNE shall not use the XenoMouse Animals to make or use antibodies to any antigens other than the Specified Antigens and the GNE Program Antigens (including without limitation to [*]);

                   (h) GNE shall grant to ABX an exclusive (even as to GNE), worldwide, irrevocable, perpetual, sublicensable, royalty free license to GNE's entire right, title and interest in and to all inventions (whether patentable or nonpatentable), made or created by GNE (and any of its agents or employees) using the Licensed Technology and which covers any modification, improvement, use or adaptation of the XenoMouse Animals, which use is not in accordance with the terms and conditions set forth in Article 2;

                   (i) GNE shall use the XenoMouse Animals and all materials derived from the XenoMouse Animals (including without limitation Products) in compliance with all applicable national, state, and local laws and regulations, including all applicable National Institutes of Health guidelines. GNE acknowledges that the XenoMouse Animals, and all materials derived from the XenoMouse Animals (including without limitation Products), are experimental in nature and may have unknown characteristics. GNE shall use reasonable prudence and care in the use, handling, storage, transportation, disposition and containment of the XenoMouse Animals and all materials derived from the XenoMouse Animals (including without limitation Products), and shall not use any such materials in humans without a Product License;

                   (j) Unless otherwise agreed by ABX in advance in writing, all XenoMouse Animals delivered to GNE shall be delivered to GNE's primary research facility, which is


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

currently located in South San Francisco, CA, and such XenoMouse Animals shall not leave such facility (except for return of XenoMouse Animals to ABX or upon destruction of the XenoMouse Animals by GNE); and

                   (k) XT shall be a third-party beneficiary of the commitments by GNE set forth in items (a) through (g) above.

        9.5 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND TO THE OTHER PARTY, EITHER EXPRESS OR IMPLIED, REGARDING THE MATERIALS, PRODUCTS OR THE LICENSED TECHNOLOGY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OR VALIDITY OF INTELLECTUAL PROPERTY RIGHTS. ALL XENOMOUSE ANIMALS AND MATERIALS DERIVED IN WHOLE OR PART FROM THE XENOMOUSE ANIMALS PROVIDED TO GNE BY ABX ARE PROVIDED "AS IS," AND ABX SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO XENOMOUSE ANIMALS AND MATERIALS DERIVED IN WHOLE OR PART FROM XENOMOUSE ANIMALS.


10.     TERM; TERMINATION

        10.1 Term. This Agreement shall commence on the Effective Date and, unless earlier terminated as provided in this Article 10, shall continue in effect for a period of six (6) years from the Effective Date; provided that, GNE shall have the right, at any time during the final year of the initial term of this Agreement, to extend the term of this Agreement as set forth below in this
Section 10.1. GNE shall have the right to extend the term of this Agreement for one additional period of three (3) years by (a) notifying ABX in writing that GNE desires to extend the term of this Agreement prior to the expiration of this Agreement, and (b) purchasing from ABX (within sixty (60) days of the date of such notice), on terms (other than price) substantially similar to those of the Financing Documents, such number of shares of the common stock of ABX (the "Common Stock") equal to an aggregate purchase price of two million five hundred thousand dollars ($2,500,000), at a purchase price per share of such Common Stock of one hundred and fifty percent (150%) of the average closing price per share of such Common Stock during the twenty (20) day trading period prior to the date of notice.

        10.2 Termination by GNE. GNE may terminate this Agreement at any time upon thirty (30) days written notice to ABX.

        10.3 Termination for Breach. Either party to this Agreement may terminate this Agreement in the event that the other party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such breach or default shall have continued for sixty (60) days after written notice of such breach and intent to terminate this

Agreement therefor was provided to the breaching party by the nonbreaching party. Any such termination shall become effective at the end of such sixty (60) day period unless the breaching party has cured any such breach or default prior to the expiration of the sixty (60) day period. Any such termination shall be without prejudice to any other remedies available to, the nonbreaching party by law or at equity (including, without limitation under Section 10.4 below). The right of a nonbreaching party to terminate this Agreement shall not be affected in any way by its waiver or failure to take action with respect to any previous default.

        10.4   Effect of Expiration or Termination.

               10.4.1 Accrued Obligations and Rights. Expiration or any termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination or release either party hereto from any liability which at the time of such expiration or termination has already accrued to such party, nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued to it prior to such expiration or termination, subject to the terms of this Agreement.

               10.4.2 XT. GNE and ABX agree that this Agreement, including, without limitation, any licenses and/or sublicenses granted to GNE pursuant to this Agreement or any GNE Product License Agreement entered into between ABX and GNE, shall survive any dissolution, liquidation or acquisition of XT, and that such licenses shall remain in full force and effect even after any distribution, following dissolution, of the intellectual property owned or licensed to XT, to any entity. GNE and ABX agree that any transfer of such intellectual property to or following such dissolution shall be subject to the licenses and/or sublicenses granted herein (and to be granted pursuant to applicable GNE Product License Agreements, if entered into at all by the parties).

               10.4.3 XT Master Research License and Option Agreement. This Agreement, including without limitation, any license and/or sublicense granted to GNE hereunder, and any GNE Product License Agreement (if entered into by the parties) (including without limitation, any licenses and/or sublicenses granted to GNE thereunder), are, except as otherwise provided in this Agreement, independent of, and, as between GNE and ABX, shall not be affected by, any breach or termination of the XT Master Research License and Option Agreement.

               10.4.4 Survival. Articles 6, 7, 8, 9, 11 and Sections 2.1.8 and
10.4 shall survive the expiration or termination of this Agreement.


11.     MISCELLANEOUS PROVISIONS

        11.1 Governing Laws. This Agreement shall be interpreted and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

        11.2 Waiver. It is agreed that no waiver by a party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

        11.3 Assignments. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated, in whole or part, by either party without the prior written consent of the other; provided, however, that either party may, without the written consent of the other, assign this Agreement to
(a) any entity to which it has acquired all or substantially all of the business or assets of the assigning party, (b) any successor corporation resulting from any merger or consolidation with another corporation (including, in the case of GNE, F. Hoffmann-La Roche Ltd or any Affiliate thereof) or (c) in the case of ABX, to XT. Notwithstanding the foregoing, ABX shall not be obligated without its written consent to send XenoMouse Animals to any party other than GNE. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the parties.

        11.4 Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

        11.5 Compliance with Laws. In exercising their rights under this Agreement, the parties shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement.

        11.6 Further Actions. Each party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

        11.7 No implied obligations. Except as expressly provided herein, nothing in this Agreement shall be deemed to require GNE to exploit the Licensed Technology or to prevent GNE from commercializing products similar to or in competition with any Product, in addition to or in lieu of such Products.

        11.8 Notices. Any notice, request, approval or consent required or permitted to be given between the parties hereto shall be given in writing, and shall be deemed to have been properly given if delivered in person, transmitted by telecopy with machine confirmation of transmission and confirmation by personal delivery, first class certified mail or courier), or mailed by first class certified mail to the other party at the appropriate address set forth below, or to such other address as may be designated in writing by a party from time to time in accordance with this Agreement. Such notice, request, approval or consent shall be deemed given (i) on the date delivered or transmitted if delivered in person or transmitted by telecopy prior to 5 p.m. on any business day, (ii) on the next business day following delivery or transmission if delivered in person or transmitted by telecopy after 5 p.m. on any business day or on any non-business day, or (iii) on the fourth business day following the date deposited in the United States mail if sent mailed by first class certified mail.

        Genentech, Inc.:            Genentech, Inc.
                                    One DNA Way
                                    South San Francisco, CA  94080
                                    Attn: Corporate Secretary
                                    Telecopy:  (650) 952-9881

        Abgenix, Inc.:              Abgenix, Inc.
                                    7601 Dumbarton Circle
                                    Fremont, California  94555
                                    Attn: President
                                    Telecopy:  (510) 608-6511

        11.9 Export Laws. Notwithstanding anything to the contrary contained herein, all obligations of ABX and GNE are subject to prior compliance with United States export regulations and such other United States laws and regulations as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the government of the United States. GNE shall be responsible for obtaining such approvals, and shall use efforts consistent with prudent business judgment to obtain such approvals. ABX agrees to cooperate reasonably and provide reasonable assistance to GNE as may be reasonably necessary to obtain any required approvals.

        11.10 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision and the parties shall discuss in good faith appropriate revised arrangements.

        11.11 Force Majeure. Nonperformance of any party (except for payment obligations) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party.

        11.7 No Consequential Damages. IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING WITHOUT LIMITATION LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.

        11.13 Disputes. The parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either party's rights and/or obligations hereunder. It is the objective of the parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, it is agreed that each party will inform the other as soon as possible when it becomes aware of an area or issue of dispute. Prior to filing or initiating any legal proceeding, the parties agree in good faith to discuss the dispute at the organizational level at which such dispute arises. If either party believes there has been sufficient discussion of the matter at such level, then such party, by written notice to the other party, may have such dispute referred to their respective chief executive officers (or, if unavailable, a designee who is an officer of the party empowered to resolve such disputes) for attempted resolution by good faith negotiations between such chief executive officers within fourteen (14) days of such referral. In the event that the chief executive officers are not able to resolve such dispute within such fourteen
(14) day period, either party may pursue whatever remedies are available to them under this Agreement or by law.

        11.14 Complete Agreement. It is understood and agreed between ABX and GNE that this Agreement and the GNE Product License Agreement(s) arising under this Agreement constitute the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and supersede and cancel all prior agreements, understandings and representations respecting the subject matter hereof, either written or oral, expressed or implied. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of ABX and GNE.

        11.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreement.

        11.16 Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.


                                     ABGENIX, INC.


                                     By:  /s/ Raymond M. Withy
                                          -------------------------------------
                                          (Signature)

                                          Raymond M. Withy
                                          -------------------------------------
                                          (Printed Name)

                                          Vice-President, Corporate Development
                                          -------------------------------------
                                                  (Title)



                                     GENENTECH, INC.


                                     By:  /s/ William D. Young
                                          -------------------------------------
                                          (Signature)

                                          William D. Young
                                          -------------------------------------
                                          (Printed Name)

                                          Chief Operating Officer
                                          -------------------------------------
                                          (Title)

                                  EXHIBIT A TO
                            GNE OPTION AGREEMENT AND
                          GNE PRODUCT LICENSE AGREEMENT


                           COMMON DEFINITIONS EXHIBIT


        1.1. "ABX Home Territory" shall mean the United States and its territories, Canada and Mexico.

        1.2. "ABX In-Licenses" shall mean any and all licenses, sublicenses or other agreements, as in effect as of the Effective Date or hereafter during the term of this Agreement (as the same may be amended from time to time), under which ABX has rights to technology (whether or not patentable) that is related to XenoMouse Animals and/or is within the scope of the ABX Patent Rights and/or the ABX Know-How. The parties agree that any and all such rights pursuant to any ABX In-License are included in the XenoMouse Animals, ABX Patent Rights or the ABX Know-How, as the case may be, but only to the extent that ABX is permitted under the terms of the applicable ABX In-License to further transfer or grant licenses or sublicenses of such rights. "ABX In-Licenses" shall include, without limitation, the XT Master Research License and Option Agreement, any XT Product License for a GNE Program Antigen and the GenPharm Cross License Agreement and other agreements listed in Attachment A attached to the GNE Option Agreement.

        1.3. "ABX Know-How" shall mean any and all processes, techniques, ideas, technical information and any other information or materials, whether or not any of the foregoing is patentable, that are owned or controlled by ABX (solely or jointly, including under any ABX In-License) as of the Effective Date or hereafter during the term of this Agreement, and as to which ABX has the right to transfer or grant licenses or sublicenses (including as permitted under any ABX In-License), to the extent that any of the foregoing relates to the immunization of XenoMouse Animals with a Specified Antigen to generate any Antibody hereunder. "ABX Know-How" shall not include any of the foregoing which is generally ascertainable from publicly available information, or that was known to GNE prior to disclosure to GNE by ABX, or which GNE obtained independently (on its own or with partners) and not in violation of any obligation of confidentiality owed to ABX or any third party, in any case as demonstrated by competent written records of GNE (and/or its partners) which may be supported or explained by additional testimonial evidence. All "ABX Know-How" shall be treated as "Confidential Information" of ABX as provided in Article 7 of the GNE Option Agreement. As of the Effective Date, the parties have agreed that ABX shall transfer to or provide GNE with the ABX Know-How identified in Attachment B attached to and incorporated in the GNE Option Agreement.

        1.4. "ABX Materials" shall mean [*].

        1.5. "ABX Patent Rights" shall mean (a) any and all patent applications and patents (including inventor's certificates and utility models) throughout the Territory and (b) all


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                                      -1-
extensions, reissues, reexaminations, renewals, divisions, continuations and continuations-in-part of any of the foregoing, that are owned or controlled by ABX (solely or jointly, including under any ABX In-License) as of the Effective Date or hereafter during the term of this Agreement, and as to which ABX has the right to transfer or grant licenses or sublicenses (including as permitted under any ABX In-License), to the extent that any of the foregoing claims (i) any XenoMouse Animals and/or any uses thereof to generate Antibodies, or (ii) any Antibody. "ABX Patent Rights" shall include, without limitation, the patents and patent applications listed on Attachment B attached to the GNE Option Agreement and made a part thereof, and ABX shall notify GNE promptly in writing of any changes to Attachment B (e.g., issuance of new patents, filing of new patent applications, abandonment of existing filings, etc.), so that the parties may update Attachment B by amendment of the GNE Option Agreement.

        1.6. "Affiliate" shall mean, with respect to any person or entity, any other person or entity which controls, is controlled by or is under common control with such person or entity. A person or entity shall be regarded as in control of another entity if it owns or controls at least fifty percent (50%) of the equity securities of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

        1.7. "Antibody" shall mean (i) a composition comprising a whole antibody or fragment thereof, said antibody or fragment having been generated in whole or part from the XenoMouse Animals through immunization with a Specified Antigen, and (ii) any composition comprising a whole antibody or fragment thereof made by or on behalf of GNE which is derived (directly or indirectly through single or multiple steps) from an antibody or fragment thereof made under (i) above. ABX acknowledges that as of the Effective Date, GNE has already undertaken and thereafter may continue its own research efforts (on its own or with partners) separate from (and without using any Licensed Technology, Confidential Information of ABX or ABX Materials) this Agreement, and such efforts may result in one or more antibodies to the Specified Antigen. ABX agrees that no composition (or any fragment, variant or derivative thereof or any or nucleotide sequences encoding, or amino acid sequences of, any of the foregoing) that is an Independent Discovery shall be considered an "Antibody" for purposes of this Agreement, even if a homologous sequence might also be generated in whole or in part from XenoMouse Animals.

        1.8. "Antigen" shall mean a single molecular species to be identified by an appropriate scientific reference sufficient to distinguish it from other molecular species.

        1.9. "BLA" shall mean a Biologics License Application, Product License Application, New Drug Application, or other equivalent application filed with the FDA seeking regulatory approval to market and sell a Product in the United States for a particular indication, including, without limitation, any pricing and/or reimbursement approvals (if any).

        1.10. "[*] Notice" shall have the meaning set forth in Section 4.1.7 of the GNE Option Agreement.

        1.11. "[*]" shall mean the right of ABX or JTI under the terms of the XT Master Research License and Option Agreement to obtain an option for [*].

        1.12. "Confidential Information" shall mean, with respect to a party, all information of any kind whatsoever (including without limitation, compilations, data, formulae, models, patent disclosures, procedures, processes, projections, protocols, results of experimentation and testing,


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                                      -2-
specifications, strategies and techniques), and all tangible and intangible embodiments thereof of any kind whatsoever (including without limitation, apparatus, biological or chemical materials, animals, cells, compositions, documents, drawings, machinery, patent applications, records, reports), which is owned or controlled by such party, is disclosed by such party to the other party pursuant to this Agreement, and (if disclosed in writing or other tangible medium) is marked or identified as confidential at the time of disclosure to the receiving party or (if otherwise disclosed) is identified as confidential at the time of disclosure to the receiving party and described as such in writing within thirty (30) days after such disclosure. Notwithstanding the foregoing, Confidential Information of a party shall not include information which the receiving party can establish by written documentation (a) to have been publicly known prior to disclosure of such information by the disclosing party to the receiving party, (b) to have become publicly known, without fault on the part of the receiving party, subsequent to disclosure of such information by the disclosing party to the receiving party, (c) to have been received by the receiving party at any time from a source, other than the disclosing party, rightfully having possession of and the right to disclose such information free of confidentiality obligations, (d) to have been otherwise known by the receiving party free of confidentiality obligations prior to disclosure of such information by the disclosing party to the receiving party, or (e) to have been independently developed by employees or agents of the receiving party without access to or use of such information disclosed by the disclosing party to the receiving party. The parties acknowledge that the foregoing exceptions shall be narrowly construed and that the obligations imposed upon each party under
Section 7 below shall be relieved solely with respect to such Confidential Information of the disclosing party which falls within the above exceptions and not with respect to related portions, other combinations, or characteristics of the Confidential Information of the disclosing party including, without limitation, advantages, operability, specific purposes, uses and the like.

        1.13. "Core Third Party Patent" means an issued, unexpired patent not within the ABX Patent Rights or the patent rights solely owned (but not licensed) by GNE or its Affiliates (except Roche) that is infringed, or except for a license would be infringed, by the research, development, manufacture, use, importation, offering for sale or sale of Products in each case specifically because such Products were generated from XenoMouse Animals but not wherein such infringement (i) would nevertheless be found had such Products been produced from some other source or through some other process (e.g., a patent that is, or except for a license would be, infringed by the research, development, manufacture, use, importation, offering for sale or sale of Products and which would still be infringed by the research, development, manufacture, use, importation, offering for sale or sale of products derived from immunization of a mouse that does not contain human antibody genes nor is able to produce human antibodies with a Product Antigen), or (ii) is founded solely on the basis of the Products being expressly covered through a product-by-process claim in such patent; provided, however, that "Core Third Party Patents" shall not include (a) any patent that has been held invalid, unpatentable, unenforceable or revoked in a decision of a court or other governmental body of competent jurisdiction that is unappealable or unappealed within the time frame allowed for appeal, or (b) any patent that has been rendered unenforceable or invalid through disclaimer, reissue or otherwise.

        1.14. "Derived" or "derived", for purposes of determining when an antibody or fragment thereof has been "derived" from an Antibody, shall mean:
(a) resulting from a program of synthesis or modification or selection based on an Antibody; (b) resulting from a program of synthesis or modification or selection based on nucleotide or amino acid sequence information obtained from an Antibody (or Genetic Material encoding an Antibody); or (c) incorporating a functional domain determined by, or selected using, information or data from (i) structure-activity studies of an Antibody or (ii) structure-activity studies of the epitope to which any Antibody binds that are performed using an Antibody.

        1.15. "Europe" shall mean Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Monaco, Netherlands, Portugal, Spain, Sweden, Switzerland, and the United Kingdom.

        1.16. "Evaluation Position" shall have the meaning set forth in Section
3.1 of the GNE Option Agreement.

        1.17. "Excluded Antigen" shall mean an Antigen [*].

        1.18. "Excluded Technology" shall mean any intellectual property or technology or other proprietary rights of ABX in or to [*]

        1.19. "Exercise Notice" shall have the meaning set forth in Section 4.1.2(a) of the GNE Option Agreement.

        1.20. "FDA" shall mean the United States Food and Drug Administration, and any successor agencies thereto.

        1.21. "Field" shall mean the use of Products for human therapeutic, prophylactic and diagnostic medical purposes.

        1.22. "Financing Documents" shall mean the Common Stock Purchase Agreement and the Registration Rights Agreement attached to the GNE Option Agreement as Attachment C.

        1.23. "Foreign Marketing Application" shall mean all applications for regulatory approval filed with any Foreign Regulatory Authority necessary for the marketing and sale of any Product for a particular indication in the applicable country or regulatory jurisdiction (other than the FDA in the United States), including, without limitation, any pricing and/or reimbursement approvals (if any).

        1.24. "Foreign Regulatory Authority" shall mean any applicable agency, department, bureau or other governmental entity or authority (and any successors thereto) of any country or regulatory jurisdiction in the Territory (other than the FDA in the United States) having responsibility in such country or regulatory jurisdiction over any Foreign Marketing Application in such country or regulatory jurisdiction.


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                                      -4-

        1.25. "Genetic Material" shall mean a nucleotide sequence, including DNA, RNA and complementary and reverse complementary nucleotide sequences thereto, whether coding or noncoding and whether intact or a fragment.

        1.26. "GenPharm Cross License Agreement" shall mean that certain Cross License Agreement entered into by and between ABX, JTI, XT, Cell Genesys, Inc., and GenPharm International, Inc., effective as of March 26, 1997, as the same may be amended from time to time.

        1.27. "GNE [*]" shall have the meaning set forth in Section 4.1.7(a) ) of the GNE Option Agreement.

        1.28. "GNE Option Agreement" shall mean that certain Multi-Antigen Research License and Option Agreement entered into by and between ABX and GNE effective as of the Effective Date (as defined therein), as the same may be amended from time to time.

        1.29. "GNE Product License Agreement" shall mean a license agreement with respect to a particular GNE Program Antigen, in the form materially and substantially set forth in Exhibit B to the GNE Option Agreement.

        1.30. "GNE Program Antigen" shall mean a Specified Antigen with respect to which ABX has provided GNE an Acceptance Notice (defined below) for an Evaluation Position on such Specified Antigen, pursuant to Section 3.1 of the GNE Option Agreement.

        1.31. "Hybridoma" shall mean all hybridomas that contain, express or secrete Antibodies or Genetic Materials encoding such Antibodies.

        1.32. "Impediment" shall have the meaning defined in Section 3.1.2 of the GNE Option Agreement.

        1.33. "IND" shall mean an Investigational New Drug application filed with the Food and Drug Administration in the United States, or any similar filing with any foreign regulatory authority, to commence human clinical testing of any product in any country.

        1.34. "Independent Discovery" shall mean any composition (or any fragment, variant or derivative thereof or any nucleotide sequences encoding, or amino acid sequences of, any of the foregoing) or other material, information and/or development that is discovered, obtained or derived (directly or indirectly through single or multiple steps) by GNE (on its own or with partners) through no use of any ABX Materials, Licensed Technology or Confidential Information of ABX, as demonstrated by competent written records of GNE (and/or its partners) which may be supported or explained by additional testimonial evidence.

        1.35. "JTI Home Territory" shall mean Japan, Taiwan, and South Korea (including the territory now comprising North Korea, if reunited with South Korea after the Effective Date of the GNE Option Agreement).

        1.36. "JTI" shall mean Japan Tobacco Inc., a Japanese corporation.

        1.37. "Licensed Technology" shall mean ABX's rights in the ABX Patent Rights and ABX Know-How; provided, however, that the foregoing (a) are all to the extent and only to the extent that ABX has the right to grant (sub)licenses thereunder (including without limitation to


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                                      -5-
the extent permitted under the applicable ABX In-Licenses); (b) are expressly subject to the ABX In-Licenses; and (c) shall exclude the Excluded Technology, unless ABX has agreed to grant a license to GNE for a Specified Antigen which also meets the definition of an Excluded Antigen, in which case, for the GNE Product License Agreement with regard to such Specified Antigen, Licensed Technology shall include ABX Patent Rights and ABX Know-How covering such Specified Antigen.

        1.38. "Major Country" shall mean the United States, Japan, the United Kingdom, France, Germany, Spain, or Italy.

        1.39. "Net Incremental Royalty" shall mean, with regard to a New Strain, an amount equal to the total royalties owed by ABX with regard to the Original Strain subtracted from the total royalties owed by ABX with regard to such New Strain, if a positive number.

        1.40. "Net Sales" shall mean the gross sales price charged by GNE and its Sublicensees for sales of Product to non-Affiliate customers, less: [*]

              1.40.1. Sales Among GNE and its Sublicensees. Net Sales shall not include sales among and between GNE and its Sublicensees for resale, provided that Net Sales shall include the amounts invoiced by GNE, its Affiliates and its Sublicensees to third parties on the resale of such Products.

              1.40.2. Combination Products. In the event that a Product is sold in combination as a single product with another product or component, Net Sales from such combination sales for purposes of calculating the amounts due under this Agreement shall be calculated by multiplying the Net Sales of that combination by the fraction A/(A + B), where A is the gross selling price of the Product sold separately and B is the gross selling price of the other product sold separately. In the event that no such separate sales are made in the same quarter by GNE or its Sublicensee, Net Sales for royalty determination shall be as reasonably allocated in good faith by GNE and ABX, between such Product and such other product, based upon their relative independent values.

        1.41. "New Strain" shall have the meaning set forth in Section 2.1.5 of the GNE Option Agreement.

        1.42. "New Strain Intellectual Property" shall mean any intellectual property owned or licensed by ABX covering a New Strain that is not also intellectual property covering the Original Strain.

        1.43. "Non-Specified Antigen" shall have the meaning set forth in
Section 2.1.1 of the GNE Option Agreement.

        1.44. "Option" and "Option Period" shall have the meanings described in
Section 4.1 of the GNE Option Agreement.


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                                      -6-

        1.45. "Original Strain" shall have the meaning set forth in Section
2.1.5 of the GNE Option Agreement.

        1.46. "Parties" shall mean, collectively, ABX and GNE.

        1.47. "Phase II Trial" shall mean a human clinical trial prospectively designed to generate data evidencing the safety, dose ranging and preliminary efficacy of a Product for a particular indication sufficient (if successful) to commence a Phase III trial for the Product for the indication, and that would otherwise satisfy the requirements of 21 CFR 312.21(b). "Initiation" of a Phase II Trial shall be deemed to occur upon the administration of such drug or placebo to the first patient in such trial.

        1.48. "Phase III Trial" shall mean a human clinical trial prospectively designed to demonstrate with statistical significance whether a Product is safe and effective for use in a particular indication in a manner sufficient (if successful) to file a BLA with the FDA for the marketing and sale of the Product for the indication, and would otherwise satisfy the requirements of 21 CFR 312.21(c). "Initiation" of a Phase III Trial shall be deemed to occur upon the administration of study drug or placebo to the first patient in such trial.

        1.49. "Previous Agreement" shall mean that certain Research License and Option Agreement effective as of April 6, 1998, and amended as of June 18, 1998 by and between the Parties.

        1.50. "Product Antigen" shall mean [insert particular molecular entity]

        1.51. "Product" shall mean (i) with regard to the GNE Option Agreement, any composition which incorporates or is derived from (a) an Antibody that binds a GNE Program Antigen or (b) Genetic Material encoding such an Antibody, wherein in respect of each Product, said Genetic Material does not encode multiple Antibodies; and (ii) with regard to a GNE Product License Agreement, any composition which incorporates or is derived from (a) an Antibody that binds to the Product Antigen or (b) Genetic Material encoding such an Antibody wherein, in respect of each Product, said Genetic Material does not encode multiple Antibodies.

        1.52. "Research Field" shall mean the immunization of XenoMouse Animals with Specified Antigens and the use of materials derived or generated in whole or in part from such XenoMouse Animals that are so immunized, solely for the creation, identification, analysis, manufacture, research, and preclinical development of Products in the Field. For purposes of clarification, the Research Field shall not include, among other things: (i) the creation, breeding, reverse-engineering, design or development of mice or any transgenic animals, (ii) use in humans of materials derived or generated in whole or part from the XenoMouse Animals (including without limitation, Products), (iii) use of XenoMouse Animals or materials derived in whole or part from XenoMouse Animals (including without limitation Products) for any purpose other than the creation, identification, analysis, manufacture, testing, research and preclinical development of Products in the Field, (iv) the transfer of XenoMouse Animals or any Products or materials derived in whole or part from the XenoMouse Animals, except pursuant to an MTA as set forth in Section 2.1.1 of the GNE Option Agreement or (v) the use of a plurality of Antibodies or Genetic Material encoding such Antibodies for the screening of Antigens that are not Specified Antigens (whether or not in combination with antibodies or Genetic Material encoding such Antibodies that bind to Specified Antigens) for binding to Non-Specified Antigens. For purposes of further clarification, it is understood that "immunization" of XenoMouse Animals with a Specified Antigen includes the immunization of XenoMouse Animals with any formulation or construction of a Specified Antigen, regardless of the three dimensional configuration of such Specified Antigen, including, but not limited to, cell lines expressing such Specified Antigen on their cell surface and chimeric molecules containing such Specified Antigen; provided, however, that any research, development or use of Antibodies that do not bind to a Specified Antigen (other than to determine whether they bind to a Specified Antigen) shall be outside of the scope of the licenses granted hereunder.

        1.53. "Rest of the World" shall mean all countries of the world other than the countries in the ABX Home Territory and JTI Home Territory.

        1.54. "Selecting" and "Select" shall mean with respect to an Antigen, the process whereby JTI or ABX obtains an option to acquire from XT an XT Product License related to a particular Antigen.

        1.55. "Selection Date" shall have the meaning set forth in Section 4.1.2(b) of the GNE Option Agreement.

        1.56. "Selection Notice" shall have the meaning set forth in Section 4.1.2(d) of the GNE Option Agreement.

        1.57. "Specified Antigen" shall mean an Antigen with regard to which GNE has notified ABX [*] that it intends to immunize XenoMouse Animals, and with regard to which ABX has not notified GNE (subject, however, to the last sentence of Section 2.1.9(e) of the GNE Option Agreement) within thirty (30) days of GNE's notification, that such Antigen is at such time exclusively optioned or licensed by ABX, XT or JTI (including, without limitation, those optioned or licensed by XT to ABX or JTI).

        1.58. [*]

        1.59. "Sublicensee" shall mean an Affiliate of GNE or a third party that GNE grants rights to under the Licensed Technology to develop, make, use and/or sell Products, including, without limitation, a third party to whom GNE grants the right to distribute Products, provided that such third party also has responsibility for marketing and promotion of Products within the applicable territory. As used herein, a "Sublicense" shall mean an agreement or arrangement between GNE and any Sublicensee pursuant to which such rights of such Sublicensee have been granted.

        1.60. "Territory" shall mean [insert appropriate territory]

        1.61. "Therapeutically Active" shall mean that a compound or agent has activity as a therapeutic agent, or directly or indirectly acts to increase, enhance, catalyze, enable, protect, target or deliver a Product or the activity of a Product, but shall not include any diluent, vehicle, adjuvant or other ingredient (other than a Product) that does not have any therapeutic properties.

        1.62. "[*]" shall have the meanings set forth in the Previous Agreement.

        1.63. "United States" shall mean the United States of America and its territories and possessions.


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                                      -8-

        1.64. "Valid Patent Claim" shall mean a claim [*]

        1.65. "XenoMouse Animals" shall mean transgenic mice containing human immunoglobulin variable heavy and light chain genes provided by ABX to GNE for immunization with Specified Antigens and GNE Program Antigens under the GNE Option Agreement.

        1.66. "XT Master Research License and Option Agreement" or "Xenotech Agreement" shall mean that certain Master Research License and Option Agreement entered into by and among XT, JTI and Cell Genesys, Inc. effective as of June 28, 1996, and subsequently assigned to ABX by Cell Genesys, Inc., as the same may be amended from time to time.

        1.67. "XT Product License" shall mean a license granted from XT to ABX as set forth in Section 4.1.5 herein pursuant to the terms of the XT Master Research and License Agreement permitting ABX, among other things, to commercialize certain products in one or more territories for all human medical uses.

        1.68. "XT" shall mean Xenotech, L.P., a California limited partnership.


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                                      -9-

                                    EXHIBIT B

                      FORM OF GNE PRODUCT LICENSE AGREEMENT


THIS GNE PRODUCT LICENSE AGREEMENT (this "Agreement") effective as of the ____ day of _______________, (the "Effective Date") is made by and between ABGENIX, INC., a Delaware corporation ("ABX"), and GENENTECH, INC., a Delaware corporation (hereinafter "GNE") with reference to the following facts and circumstances.

                                    RECITALS

        GNE and ABX have entered into that certain Multi-Antigen Research License and Option Agreement effective as of January 26, 1999 (as defined below, the "GNE Option Agreement"), pursuant to which GNE has certain rights to acquire a license under the Licensed Technology; and

        GNE has exercised an option right under the GNE Option Agreement to acquire from ABX a license or sublicense, as the case may be, under the Licensed Technology with respect to a particular GNE Program Antigen (defined below) to commercialize Products in the Field, all as set forth below on the terms and conditions herein.

        NOW, THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the parties hereto as follows:


1.      DEFINITIONS.

        For purposes of this Agreement, capitalized terms set forth in this Agreement and not otherwise defined herein shall have the meanings set forth in the Common Definitions Exhibit set forth as Exhibit A attached hereto and made a part hereof.

2.      LICENSE GRANT.

        2.1 Grant of Rights. Subject to the terms and conditions of this Agreement and with respect to the Product Antigen, ABX hereby grants to GNE an exclusive (even as to ABX) license or sublicense, as the case may be, under the Licensed Technology, to research and develop, make and have made Products in the Field in the Territory and to use, sell, lease, offer to sell or lease, import, export, otherwise transfer physical possession of or otherwise transfer title to Products in the Field in the Territory. For purposes of clarification, it is understood and agreed that the licenses and/or sublicenses granted herein shall not include any right to make or sell (or lease, or offer to sell or lease, or otherwise transfer title to) any XenoMouse Animal or transgenic animal or the right to sell (or lease, or offer to sell or lease, or otherwise transfer title to) Hybridomas.

        2.2 Sublicenses. GNE may grant a Sublicense of any or all of its rights under Section 2.1 to (a) Affiliates of GNE or (b) to any other third party on written notice to ABX. It is understood that any such Sublicense shall be subject and subordinate to the terms and conditions of this Agreement, and that GNE shall remain responsible for all payments due to ABX hereunder with respect to Net Sales of Products by any such Sublicensee. It is understood that GNE shall not have the right to grant any Sublicense except as provided above, and notwithstanding the foregoing, shall in no event have the right to Sublicense any right under this Agreement in or to (i) a XenoMouse Animal, or (ii) any other transgenic animal covered by the Licensed Technology.

        2.3 Third Party Rights. It is understood and agreed that the grant of rights under Sections 2.1 and 2.2 above shall be subject to and limited in all respects by the terms of the applicable ABX In-License(s) pursuant to which ABX acquired or does acquire any Licensed Technology, including, without limitation, any rights granted to or retained by GenPharm International, Inc. under the GenPharm Cross License, and that all rights or sublicenses granted under this Agreement shall be limited to the extent that ABX may grant such rights and sublicenses under such ABX In-Licenses. Further, the parties acknowledge that while ABX is granting GNE an exclusive license to certain of its rights, ABX's rights may not be exclusive from ABX's licensors.

        2.4 Ownership of Materials and Data. It is understood and agreed that:

               (a) ABX shall [*].

               (b) Except as expressly set forth in Section 2.4(a), GNE shall [*}.

               (c) The transfer of physical possession of any materials or data owned by, and the physical possession and use of such materials and/or data by, GNE or ABX, as the case may be, shall not be (nor be construed as) a sale, lease, offer to sell or lease, or other transfer of title of such materials and/or data to GNE or ABX, as the case may be.

               (d) Notwithstanding anything contained in this Agreement to the contrary, GNE shall [*].

        2.5 No Other Rights; No License to Other Therapeutically Active Components. No rights other than those expressly set forth in this Agreement are granted to either party hereunder, and no additional rights shall be deemed granted to either party by implication, estoppel or otherwise. It is understood and agreed that, although a Product licensed hereunder may contain other components (including without limitation, other Therapeutically Active components) in conjunction with or in addition to an Antibody that binds to a GNE Program Antigen or Genetic Material encoding such an Antibody, the licenses and rights granted under this Agreement shall not be construed to convey, and shall not convey, any licenses or rights under the ABX Patent Rights with respect to the manufacture, use, or sale of any such component other than an Antibody that binds to the Product Antigen or Genetic Material encoding such an Antibody.


3.      CONSIDERATION.

        3.1 License Fee. In consideration of the license rights granted herein to GNE with respect to the Product Antigen which is the subject of this Agreement, GNE shall pay to ABX the license fee (the "License Fee") set forth in
Section 4.1.6 of the GNE Option Agreement under the terms and conditions therein.

        3.2    Milestone Payments.

               3.2.1 Amounts. In further consideration of the license rights granted herein to GNE, within [*] following the first achievement by GNE (or any of its Sublicensees) of each of the following milestones with respect to any Product under this Agreement, GNE shall pay to ABX the corresponding milestone payment set forth herein in accordance with the payment provisions of Section
4.3 below:


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                                      -2-

                                    Milestone                                    Payment
                                    ---------                                    -------

    A      [*]                                                                  [*]


    B      [*]                                                                  [*]

    C      [*]                                                                  [*]

    D      [*]                                                                  [*]

    E      [*]                                                                  [*]



In the event that any of milestones C, D or E are met, and at such time either milestone A or milestone B has not been met, the payment for such unmet milestone(s) shall be due. It is understood and agreed that GNE shall not be obligated to pay to ABX the milestone payments set forth in this Section 3.2.1 more than once for each of milestones A, B, C, D, and E under this Agreement, irrespective of how many times each such milestone is achieved.

               3.2.2 [*]. Capitalized terms used in this Section and not otherwise defined in this Agreement are used as defined in the Xenotech Agreement. If, before or during the term of this Agreement, the XT Product License between ABX and XT is modified for any reason such that the [*] for purposes of the license granted to GNE under this Agreement [*]

               3.2.3 Potential Readjustments. Upon request of either party, the parties shall discuss in good faith and may agree to amend this Agreement to provide an option for GNE to make milestone payments for the events set forth in milestones C, D and/or E above in amounts greater than those set forth in milestones C, D and/or E above, in exchange for royalties on Net Sales of Products in the countries and territories covered by such milestones lower than those set forth in Section 3.3 below.

               3.2.4 [*]. The milestone payments set forth in Section 3.2.1 shall be [*] except as


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                                      -3-
otherwise provided in Section 3.2.2 above, but may be [*] as set forth in
Section 3.3.5 below.

        3.3 Royalties. GNE or its Sublicensee shall notify ABX of the date of commercial introduction of the first Product into any country in the Territory, which shall mean on a country-by-country basis in the Territory, the date of first commercial sale (other than for purposes of obtaining Regulatory Approval) of the first Product by GNE or its Sublicensees in such Territory. In consideration of the license rights granted herein, GNE and its Sublicensees shall pay to ABX a royalty on Net Sales of Products as set forth herein:

               3.3.1  [*].

                      (a) Commencing as to each country in the Territory on the date of first commercial sale of the first Product in such country (hereinafter, a "Royalty Commencement Date" for such country), GNE shall pay ABX a running royalty equal to [*]

                      (b) In the event that a royalty would be owed under 3.3.1(a) [*]

               3.3.2 [*]. Commencing as to each country in the Territory on the Royalty Commencement Date for the first Product in such country, GNE shall pay ABX a running royalty equal to three percent (3%) of Net Sales of any Product by GNE and its Sublicensees [*].

               3.3.3  [Section intentionally left blank]

               3.3.4  Third Party Royalty Offset.

                      (a) In the event that GNE or any of its Sublicensees is required to pay to a third party during the term of this Agreement royalties with respect to a Product under agreements for patent rights or other technologies that GNE [*], then GNE may deduct [*] of such royalty amounts actually paid by GNE or its Sublicensee to such third party on sales of such Product in a particular country from the royalties owed to ABX for Net Sales of such Product in such country pursuant to this Section 3.3; provided, however, that the royalty amount payable to ABX under this Section 3.3 with respect to such Net Sales for such Product in such country shall not be reduced pursuant to this Section 3.3.4(a) to an amount below that determined pursuant to Section 3.3.4(b) in accordance with the procedures and table of "Floor Royalty Rates" set forth therein, which Floor Royalty Rates will be established on a Region-by-Region basis (as such Regions are defined in Section 3.3.4(c) below); and provided, further, the third party royalty offset under this Section 3.3.4(a) if any, shall be applied first to determine the applicable royalty amount on Net Sales of a Product for each quarter and thereafter the applicable milestone credits described in Section 3.3.5, if any, shall then be applied for such quarter.

                      (b) The applicable minimum royalties payable by GNE to ABX pursuant to Section 3.3.4(a) shall be calculated as follows:

                             (i) at the end of each calendar quarter, the
countries within a particular Region [*]. The Net Sales in such quarter of all Products in each subgroup will then be cumulated to determine [*]


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                                      -4-

The royalty payable for a particular Region will be the total of the amounts payable for each subgroup in such Region for such quarter.

                             (ii) the royalties payable by GNE to ABX in each
subgroup within such Region is calculated by [*]

     [*]

               (c) For purposes of this Section 3.3.4, a "Region" shall mean [*]

               3.3.5 [*]. Certain [*] payments set forth in Section [*] that have been paid to ABX [*]

                      (a) [*]. Subject to the limits set forth in Subsection
(b) below, [*]

                      (b) [*]. Notwithstanding the foregoing, the milestone credits described in this Section 3.3.5 shall not [*]

               A.    [*]


               B.    [*]


               C.    [*]



However, the foregoing limitation on [*]


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                                      -5-

[*]

               3.3.6 Length of Term of Royalty Obligations. GNE's obligation to pay royalties on Net Sales of Products under this Agreement shall commence on a country-by-country basis on the Royalty Commencement Date for such country as defined in Section 3.3 above, and continue thereafter on a country-by-country basis until the later of (a) ten (10) years after the Royalty Commencement Date in such country or (b) expiration, [*] (as defined in [*], of (i) the last-to-expire of the Valid Patent Claims [*] in such country or (ii) the last-to-expire of the Valid Patent Claims [*].

               3.3.7 Single Royalty. Only one royalty shall be payable with respect to any Product hereunder [*].

        3.4 Royalties To Be Paid By ABX. Subject to the terms and conditions of this Agreement, including without limitation GNE's payment of royalties as set forth herein, ABX shall be responsible for paying all amounts owed to third parties in respect of Net Sales of Products by GNE and its Sublicensees in accordance with this Agreement under the agreements set forth in Attachment A to the GNE Option Agreement. GNE may not offset such payments under Section 3.3.4.

        3.5 Core Third Party Patents. If anything is set forth on Schedule A hereto or if either party becomes aware of any Core Third Party Patent during the term of this Agreement, such party shall promptly notify the other party and, except to the extent that such party is prohibited under a duty of confidentiality from disclosing such information, provide a reasonably detailed summary of its knowledge regarding such patent (including, by way of example and without limitation, the identity of the person that owns or controls such patent, the subject matter of the patent, and any available information about terms offered or asked with respect to licenses under such patents).

               3.5.1 ABX. GNE agrees to [*] under any Core Third Party Patent; provided, however, that neither ABX nor GNE (nor its Sublicensees) shall be obligated [*], and provided, further, that if ABX elects not [*] it shall promptly notify GNE of such election, and GNE [*] on its own behalf. In the absence of such an election, on and after the date falling [*] after either party first notifies the other of the Core Third Party Patent, GNE [*] directly

[*]. If ABX [*] such patent, [*], ABX will be responsible [*], as set forth in this Section 3.5.1, [*]; and provided, further, that if both ABX and GNE [*], GNE shall [*] as provided in Section 3.5.2 below. ABX shall invoice GNE for any such amounts [*] on such Net Sales within [*] after receiving the report from GNE under Section 4.1 setting forth the quarterly Net Sales of Products in each country and/or any annual reconciliation regarding such royalties, and GNE shall pay such amounts to ABX within [*] after delivery of such invoice. It is understood that such invoice will not [*]

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                                      -6-

[*] for which the invoice is sent, or the [*]. Such invoice shall be accompanied by such documentation as GNE reasonably requests to [*].

               3.5.2 GNE. If GNE or its Sublicensee [*] under a Core Third Party Patent, GNE [*]; provided, however, that (a) the [*]. It is understood that the [*]; provided, however, that in the event that the [*]. ABX shall invoice GNE for any such amounts [*] on such Net Sales within [*] after receiving the report from GNE under Section 4.1 setting forth the quarterly Net Sales of Products in each country and/or any annual reconciliation regarding such royalties, and GNE shall pay such amounts to ABX within [*] after delivery of such invoice. It is understood that, to the extent that ABX is contractually prohibited from doing so, such invoice will not specify [*] for which the invoice is sent or the [*]. Such invoice, in each case, shall be accompanied by such documentation as GNE reasonably requests to [*].

               3.6 New Strain Intellectual Property. GNE [has] [has not] used a New Strain of XenoMouse Animals in development of the Product Antigen. If GNE has used such New Strain, GNE shall pay, in addition to the other royalties contained herein, a Net Incremental Royalty with respect to such New Strain equal to ___%.


4.      ACCOUNTING AND RECORDS.

        4.1 Royalty Reports; Payments, Invoices. After the Royalty Commencement Date in any country in the Territory, GNE agrees to make quarterly written reports to ABX within [*] after the end of each calendar quarter, stating in each such report the aggregate Net Sales of Product sold during the calendar quarter upon which a royalty is payable under Article 3. Concurrently with the making of such reports, GNE shall pay to ABX all amounts payable pursuant to
Article 3 above, in accordance with the payment provisions of Section 4.3. For purposes of determining when a sale of any Product occurs under this Agreement, the sale shall be deemed to occur on the date that GNE books the sale (so long as GNE books the sale in accordance with GNE's customary practices).


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                                      -7-

        4.2    Records; Inspection.

               4.2.1 GNE. GNE shall keep (and require its Sublicensees to keep) complete, true and accurate books of account and records for the purpose of determining the royalty amounts payable to ABX under this Agreement. Such books and records shall be kept at the principal place of business of GNE or its Sublicensees, as the case may be, for at least [*] following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such [*] by an independent certified public accountant representing ABX (which representative may also represent XT) and reasonably acceptable to GNE for the purpose of verifying the royalty statements. GNE shall require each of its Sublicensees to maintain similar books and records and to open such records for inspection during the same [*] period by such representative of ABX for the purpose of verifying the royalty statements. All such inspections may be made no more than once each calendar year at reasonable times mutually agreed by GNE and ABX. The representative of ABX will be obliged to execute a reasonable confidentiality agreement prior to commencing any such inspection. The results of any inspection hereunder, but not the basis for such results, which ABX's accountant will not disclose to ABX, shall be provided to both parties, and GNE shall pay any underpayment to ABX within [*]. Any overpayment may be credited against future royalty amounts due to ABX hereunder; provided however, that if there is no further obligation to pay royalties hereunder anywhere in the Territory, ABX shall refund any such overpayment within [*]. Inspections conducted under this Section 4.2.1 shall be at the expense of ABX, unless a variation or error producing an increase exceeding [*] of the amount stated for any period (after taking into account any applicable annual reconciliation) is established in the course of any such inspection, whereupon all costs of such audit of such period will be paid by GNE. Upon the expiration of [*] following the end of any calendar year, the calculation of royalties payable with respect to such year shall be binding and conclusive, and GNE shall be released from any liability or accountability with respect to royalties for such year; provided, however, that if ABX has demanded payment of additional royalties it claims have not been properly paid under this Agreement, or if there is a dispute between the parties regarding the amount of royalties due, prior to the expiration of the third calendar year following the calendar year in question, then the calculation of royalties shall not become binding and conclusive (and GNE shall not be released from liability or accountability with respect to such royalties) before [*] following the date, if any, that such dispute is finally resolved between the parties by mutual written agreement. It is understood that nothing in the preceding sentence shall limit or prohibit the [*].

               4.2.2 ABX. ABX shall keep complete, true and accurate books of account and records for the purpose of determining the royalty amounts payable to ABX under Section 3.5, including, without limitation, records pertaining to ABX In-Licenses and Third Party Royalties. Such books and records shall be kept at the principal place of business of ABX for at least [*] following the end of the calendar quarter to which they pertain. For any period for which the offsets under Section 3.5 apply, such records will be open for inspection during such three-year period by an independent certified public accountant representing GNE and reasonably acceptable to ABX for the purpose of verifying the invoiced amounts paid by GNE. All such inspections may be made no more than once each calendar year at reasonable times mutually agreed by GNE and ABX. The representative of GNE will be obliged to execute a reasonable confidentiality agreement prior to commencing any such inspection. The results of any inspection hereunder shall be provided to both parties as follows: it is understood and agreed that GNE shall not be informed of the financial terms of any [*] and shall only be informed whether or not the amounts invoiced by ABX and paid by GNE accurately represent the amounts to be paid by [*]. ABX shall refund any overpayment found by the accountant in such an inspection within [*] after receiving the results, and GNE shall pay to ABX any underpayment found by the accountant in such an inspection within [*] after receiving notice of such underpayment. Inspections conducted for payments under Section 3.5 shall be at the expense of GNE unless a variation or error producing a decrease exceeding [*] of the amount paid by GNE for any period (after taking into account any applicable annual reconciliation) is established in the course of any such inspection, whereupon all costs of such audit of such period will be paid by ABX. Upon the expiration of [*] following the end of any calendar year, the calculation of royalties payable with respect to such year shall be binding and conclusive, and GNE shall be released from any liability or accountability with respect to


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                                      -8-
royalties for such year; provided, however, that if ABX has demanded payment of additional royalties it claims have not been properly paid under this Agreement, or if there is a dispute between the parties regarding the amount of royalties due, prior to the expiration of the [*] calendar year following the calendar year in question, then the calculation of royalties shall not become binding and conclusive (and GNE shall not be released from liability or accountability with respect to such royalties) before [*] following the date, if any, that such dispute is finally resolved between the parties by mutual written agreement. It is understood that nothing in the preceding sentence shall limit or prohibit the [*].

        4.3 Payment Method. All payments due hereunder shall be made in U.S. dollars, and shall be made by bank wire transfer in immediately available funds to an account designated by ABX in a written notice to GNE. Any payments from ABX to GNE (if any) shall also be made in U.S. dollars, by bank wire transfer in immediately available funds to an account designated by GNE in a written notice to ABX.

        4.4 Currency Conversion. If any currency conversion shall be required in connection with the calculation of royalties hereunder, such conversion shall be made using the selling exchange rate for conversion of the foreign currency into U.S. Dollars, quoted for current transactions reported in The Wall Street Journal for the last business day of the calendar quarter to which such payment pertains.

        4.5 Late Payments. Any payments due from GNE (or from ABX, if any) that are not paid on the date such payments are due under this Agreement shall bear interest at the lesser of (i) the prime rate as reported by the Bank of America in San Francisco, California on the date such payment is due, plus an additional [*], or (ii) the maximum rate permitted by applicable law, in each case calculated on the number of days such payment is delinquent. This Section 4.5 shall in no way limit any other remedies available to either party.

        4.6 Withholding Taxes. All payments required to be made pursuant to
Article 3 hereof shall be without deduction or withholding for or on account of any taxes or similar governmental charge imposed by a jurisdiction except for withholding taxes to the extent applicable ("Withholding Taxes"). GNE shall pay any applicable Withholding Taxes due on behalf of ABX and shall promptly provide ABX with written documentation of any such payment sufficient to satisfy the requirements of the United States Internal Revenue Service related to an application by ABX for a foreign tax credit for such payment.

        4.7 Restrictions on Payment. If by law, regulation or fiscal policy of a particular country or jurisdiction in the Territory, remittance of funds in U.S. Dollars is restricted or forbidden such that GNE cannot expatriate funds and that both ABX and GNE are affected, written notice thereof will promptly be given to ABX, and payment of such funds that constitute amounts that would be owing to ABX under this Agreement that cannot be expatriated shall be made by the deposit thereof in local currency to the credit of ABX in a recognized banking institution designated by ABX in writing. When in any country or jurisdiction in the Territory the law, regulation or fiscal policy prohibit both the transmittal and the deposit of royalties on sales of Products in such country or jurisdiction, royalty payments shall be suspended for as long as such prohibition is in effect, and as soon as such prohibition ceases to be in effect, all royalties that GNE would have been under an obligation to transmit or deposit but for such prohibition shall forthwith be deposited or transmitted.

5.      DUE DILIGENCE.

        5.1    Reasonable Commercial Efforts; IND Milestone.

               5.1.1 GNE agrees to use commercially reasonable efforts consistent with prudent business judgment to commercialize Products, by the filing of an IND by GNE or its Sublicensee in the United States, within such time period as may be mutually agreed upon by the parties after taking into account factors relating to the Product Antigen and ABX's obligations under the XT Product License with XT or, if no such period is agreed upon, [*] from the Effective Date. [Note: For the GNE Product License with regard to [*], if any, the [*] period set forth in this sentence shall be replaced with a [*] period.] ABX agrees that it will, on request of GNE, use reasonable efforts to try to establish a longer period of time for filing of an IND in the United States under the terms of the XT Product License.


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                                      -9-

               5.1.2 Notwithstanding the foregoing, GNE shall be required actively and continuously to pursue the filing of an IND by GNE or its Sublicensees, as soon as practicable after the Effective Date using reasonable commercial efforts consistent with prudent business judgment. After filing of an IND, GNE or its Sublicensees shall be required to have an active IND and to use commercially reasonable efforts, consistent with prudent business judgment, to conduct clinical trials in pursuit of regulatory approval for a Product in the United States.

        5.2 Failure to Meet Due Diligence Obligation. If the diligence requirements set forth in Section 5.1 are not met by GNE (or its Sublicensees), ABX shall have the right, at ABX's election (subject to the notice and cure provisions under Section 10.2, except to the extent that the XT Product License between ABX and XT is terminated by XT because the diligence requirements set forth in the XT Product License have not been met), either (a) to convert GNE's exclusive license to a non-exclusive royalty-bearing license to use the ABX Know-How and practice the ABX Patent Rights for the purposes set forth in this Agreement, or (b) to terminate the license rights granted to GNE hereunder.

        5.3 GNE Reports. GNE agrees, upon request by ABX, to keep ABX informed as to the research, development and commercialization of Products hereunder. Without limiting the foregoing, if ABX makes a written request, then within [*] of such written request during the term of this Agreement, GNE shall provide to ABX a report detailing the status and potential timing of any anticipated IND filings under Section 5.1 above, the status of clinical and preclinical testing of any Products, and anticipated filings of any BLA and/or Foreign Marketing Application for any Products in the Territory, provided, however, that ABX may make only one such written request per twelve (12) month period. All GNE reports hereunder shall be treated as "Confidential Information" of GNE as provided in
Article 7 of this Agreement.

        5.4 Gene Therapy Applications. GNE's intention as of the Effective Date is to commercialize a Product hereunder for an application other than Gene Therapy (as defined below) before commercializing a Product hereunder for a Gene Therapy application. It is understood, however, that GNE may or may not also intend to develop and sell Products for use in Gene Therapy, and that such Gene Therapy application may ultimately be commercialized before a Product is commercialized hereunder for a non-Gene Therapy application. As used herein, "Gene Therapy" shall mean the treatment or prevention of a disease by means of [*].

6.      INTELLECTUAL PROPERTY.

        6.1 GNE Intellectual Property. GNE shall own all right, title and interest in and to [*] and all intellectual property related thereto.

        6.2 ABX Intellectual Property. ABX shall own all right, title and interest in and to [*] and all intellectual property related thereto.


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                                      -10-

        6.3 Joint Intellectual Property. GNE and ABX shall jointly own all right, title and interest in patent or patent applications directed to inventions jointly made, conceived, reduced to practice or otherwise developed by GNE and ABX. It is understood and agreed that nothing in this Section 6.3 shall convey, or be construed to convey, title in or to the biological materials themselves embodying any such jointly owned inventions to GNE or ABX, as the case may be.

        6.4 Intellectual Property Concerning Other Inventions. Except as otherwise provided in Sections 6.1, 6.2, 6.3 and Section 2.4 above, title to any inventions (and to any patent applications, patents and other intellectual property rights thereon) by a party or parties under this Agreement, shall [*]. Designation of inventors on any patent application hereunder is a matter of law and shall be solely within the discretion of qualified patent counsel of the party(ies) hereto making such invention.

        6.5 Joint Ownership. For purposes of clarification, to the extent that something is jointly owned under this Agreement, and except as otherwise provided in this Agreement (including the exclusive nature of the licenses granted by ABX hereunder), both parties shall have the right to use, commercialize, grant and authorize sublicenses, and otherwise exploit all such jointly-owned patents and inventions without obligation to account to, or obtain the consent of, the other joint owner. Both parties hereto agree to promptly disclose to the other all jointly-owned inventions under this Agreement and, on request of the other party, will provide such information and assistance as may be reasonably necessary to assist in the filing and prosecution of patent applications claiming such inventions. The parties hereto agree to ensure that each employee, agent, or independent contractor that conducts research using the XenoMouse Animals, or materials derived in whole or part from the XenoMouse Animals, will promptly disclose and assign to the parties hereto any and all rights to jointly-owned inventions. The parties hereto agree to maintain records in sufficient detail and in good scientific manner appropriate for patent purposes and so as to properly reflect all work done and results achieved in performing research under this Agreement.

        6.6    Patent Prosecution.

               6.6.1 Solely Owned. The party solely owning any invention under this Article 6 shall have the sole right and responsibility (but not the obligation), at its expense, to file, prosecute and maintain all patent applications and patents thereon, and to conduct any interferences, oppositions, or reexaminations thereon, and to request any reissues or patent term extensions thereof.

               6.6.2 Jointly Owned. In the event of any invention jointly owned by the parties under this Article 6, ABX shall have the sole right and responsibility (but not the obligation), at its expense, to file, prosecute and maintain all patent applications (and to conduct any interferences, oppositions, or reexaminations thereon, and to request any reissues or patent term extensions thereof) claiming any XenoMouse Animals or any uses thereof, and GNE shall have the sole right and responsibility (but not the obligation), at its expense, to file, prosecute and maintain all patent applications and patents (and to conduct any interferences, oppositions, or reexaminations thereon, and to request any reissues or patent term extensions thereof) claiming a Product Antigen, an Antibody that binds to a Product Antigen or a Product and/or its development, manufacture, use or sale. The party having such rights and responsibilities hereunder is referred to as the "Controlling Party". The Controlling Party shall: (i) provide the non-Controlling Party with any patent application filed hereunder by the Controlling Party promptly after such filing; (ii) provide the non-Controlling Party promptly with copies of all substantive communications received from or filed in patent office(s) with respect to such filings; (iii) notify the non-Controlling Party of any interference, opposition, reexamination request, nullity proceeding, appeal or other interparty action and review it with the non-Controlling Party as reasonably requested; and (iv) provide the non-Controlling Party a reasonable time prior to taking or failing to take any action that would substantially affect the scope of validity of rights under such patent applications or patents thereon (including substantially narrowing or canceling any claim without reserving the right to file a continuing or divisional application, abandoning any patent or not filing or perfecting the filing of any patent application) with notice of such proposed action so that the non-Controlling Party has a reasonable opportunity to review and make comments. If the Controlling Party fails to undertake the filing of a


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                                      -11-
patent application (or continuing or divisional application) within [*] after a written request from the non-Controlling Party to do so, or if the Controlling Party discontinues the prosecution or maintenance of a patent application or patent, the non-Controlling Party at its expense may, in its discretion, undertake such filing, prosecution or maintenance thereof, in which case such patent application and patent thereon shall be solely owned by the non-Controlling Party. The parties hereto shall assist each other to the extent commercially reasonable in securing intellectual property rights resulting from jointly owned inventions hereunder. As to enforcement of jointly-owned patents, including actions against an alleged infringer, the parties hereto shall consult with each other in good faith as to the best manner in which to proceed, provided, however, that with regard to any jointly-owned patent covering a Product, GNE shall have final decision making authority over how to proceed. In the case of such actions against alleged infringers, any recovery awarded shall be first used to reimburse the costs and expenses (including reasonable attorneys' fees) of the party or parties in the action (including any amounts ABX is obligated to pay to third parties (if any) in respect of such amount pursuant to applicable ABX In-Licenses (or licenses under any Core Third Party Patents)), with the remainder for the account of the party or parties that undertake such actions to the extent of their financial participation therein. To the extent that damages are awarded for lost sales or lost profits from the sale of Products, such damages shall be allocated among the parties taking into account royalties that would have been payable to ABX on the sale of such Products. Either party may withdraw from or abandon any jointly-owned patent application or patent hereunder, on reasonable prior written notice to the other party providing a free-of-charge option to assume the prosecution and/or maintenance thereof.

        6.7    Enforcement of ABX Patent Rights.

               6.7.1 If either party learns that a third party is infringing or allegedly infringing any ABX Patent Rights with regard to any Product, it shall promptly notify the other party thereof, including available evidence of infringement. As between GNE, its Sublicensees and ABX, ABX shall have the exclusive right at its expense, and in its discretion, to bring an enforcement proceeding, or defend any declaratory judgment action, involving any ABX Patent Rights. ABX shall keep GNE reasonably informed of the progress of such claim, suit or proceeding involving enforcement or defense of any ABX Patent Rights. To the extent such action with respect to the ABX Patent Rights involves claims directly concerning any Product, GNE shall have the right to join such proceeding at any time at its own expense, but GNE shall not admit the invalidity or unenforceability of any ABX Patent Rights without ABX's prior written consent.

               6.7.2 Notwithstanding the foregoing, if ABX notifies GNE that it does not desire to pursue an enforcement action or defend a declaratory judgment action hereunder with respect to any infringement of any patent rights described in Sections 6.1 through 6.4, then to the extent such action involves or affects any Product, GNE may at its expense bring or defend such action with respect to such patent rights (and no other patent rights in the ABX Patent Rights) in consultation with ABX, and in such event ABX agrees to join as party plaintiff at GNE's expense if necessary to prosecute the action and agrees to give GNE reasonable assistance and authority to file and prosecute the suit (but neither party shall be required to transfer title to any property to confer standing on a party hereunder). In connection with any such action by GNE hereunder. GNE shall not admit the invalidity or unenforceability of any ABX Patent Rights without ABX's prior written consent.

               6.7.3 Any recovery as a result of any such claim, suit or proceeding hereunder shall be first used to reimburse the costs and expenses (including reasonable attorneys' fees) of the party or parties in the action, second, to reimburse ABX for any amounts ABX is obligated to pay to third parties in respect of such amount pursuant to applicable ABX In-Licenses, third to reimburse GNE's and its Sublicensees' lost sales of Products within the Field because of the infringement, with the remainder for the account of the party or parties that undertake such actions to the extent of their financial participation therein. To the extent that damages are awarded for lost sales or lost profits from the sale of Products, such damages shall be allocated among the parties taking into account royalties that would have been payable to ABX on the sale of such Products.

        6.8 Infringement Claims Against GNE. If the production, sale or use of Product pursuant to this Agreement results in any claim, suit or proceeding alleging patent infringement against GNE (or its Sublicensees) specifically with respect to GNE's or its Sublicensees' use of the Licensed Technology (but not otherwise), GNE shall promptly notify ABX thereof in writing setting forth the facts of such claim in reasonable detail. GNE agrees to keep ABX


--------------
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

reasonably informed of all material developments in connection with any such claim, suit or proceeding as it relates to the Licensed Technology. Notwithstanding the above, GNE shall not admit the infringement, unenforceability or invalidity of any patent within the Licensed Technology without prior express written consent from ABX.

        6.9 Limitation. Notwithstanding any other provision in this Article 6, the parties acknowledge and understand that (i) ABX shall not be obligated to prepare, file, prosecute, and maintain patents and patent applications, or to bring or pursue enforcement proceedings or defend declaratory judgment actions regarding the Licensed Technology if, and to the extent that, ABX is not entitled to do so under one or more ABX In-Licenses, and (ii) any rights conveyed under this Article 6 permitting GNE to prepare, file, prosecute and maintain certain patents and patent applications, or to bring and pursue enforcement proceedings, or defend declaratory judgment actions, regarding the Licensed Technology, shall be subject to all applicable ABX In-Licenses, and are conveyed only to the extent permitted under such agreements.

        6.10 Patent Marking. GNE agrees to mark and have its Sublicensees mark all Products sold pursuant to this Agreement in accordance with the applicable statutes or regulations in the country or countries of manufacture and sale thereof.

7.      CONFIDENTIALITY.

        7.1 Confidentiality. Except as expressly provided herein, GNE and ABX each shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose any Confidential Information of the other until the later of (a) ten (10) years from the Effective Date or (b) five
(5) years following the expiration or termination of this Agreement.

        7.2 Permitted Disclosures. Notwithstanding Section 7.1 above and Section
7.3 below, each party hereto may nevertheless disclose the other party's Confidential Information and the terms of this Agreement to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable laws or regulations or otherwise submitting information to governmental tax or other governmental authorities, making a permitted Sublicense or publication or other exercise of its rights hereunder or conducting clinical trials, provided that if a party is required by law to make any such disclosure of the other party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other party of such disclosure requirement and, save to the extent inappropriate in the case of patent applications, will use efforts consistent with prudent business judgment to secure confidential treatment of such information prior to its disclosure (whether through protective orders or confidentiality agreements or otherwise). It is understood that the obligations set forth in this Article 7 are separate from GNE's obligations under Section 9.4.6 of the GNE Option Agreement, and the expiration or nonapplicability of GNE's obligations under Section 7.1 above shall not be deemed to limit GNE's obligations under Section 9.4.6 of the GNE Option Agreement.

        7.3 Terms of Agreement. Except as expressly provided in this Article 7, each party hereto agrees not to make any public disclosure of the terms of this Agreement or the identity of the GNE Program Antigen (including, without limitation, any press release and/or Q&A to be issued on the Effective Date), without first obtaining the written approval of the other party and agreement upon the nature and text of such public announcement or disclosure. The party desiring to make any such public announcement shall provide the other party with a copy of the proposed announcement for review and comment in reasonably sufficient time prior to public release. Each party agrees that it shall cooperate fully with the other with respect to all disclosures regarding this Agreement required under applicable laws and regulations to the United States Securities Exchange Commission and any other governmental or regulatory agencies, including requests for confidential treatment of proprietary information of either party included in any such governmental disclosure. The parties may publicly disclose information contained in any prior public disclosure that was in compliance with this Section without further approvals hereunder. In addition, each party agrees not to disclose the identity of the GNE Program Antigen to any third party under any circumstances except if required by law, nor the terms of this Agreement or the GNE Option Agreement to any third party, other than professional advisors and financing sources, and in that case, only under confidentiality terms that are at least as stringent in material respects as those in this Article. GNE shall have the right to review and comment on applications for confidential treatment insofar as they pertain to this Agreement, prior to being filed with the SEC and ABX shall not unreasonably refuse to consider such comments. GNE shall provide its comments, if any, on such application as soon as practicable, and in no event later than four (4) days after such application is provided to GNE.

8.      INDEMNIFICATION.

        8.1 GNE. GNE agrees to save, defend and hold ABX and its directors, officers, employees, agents and Affiliates harmless from and against any suits, claims, actions, demands, damages, liabilities, expenses or losses (including court costs and reasonable attorneys' and experts' fees) (collectively, the "Liabilities") resulting directly from (a) third party claims arising from any negligence or willful misconduct of GNE (or its directors, officers, employees, agents or Sublicensees) or the breach of any representations, warranties or covenants of GNE under this Agreement, or (b) any third party claims arising from GNE's or its Sublicensee's development, making, having made, use, offer for sale, or sale of any Product developed, manufactured, used, sold or otherwise distributed by GNE and its Sublicensees under this Agreement; provided, however, that nothing in this Section 8.1 shall obligate GNE to save, defend or hold harmless ABX for any Liabilities to the extent arising from the negligence or willful misconduct of ABX or its directors, officers, employees, or agents.

        8.2 ABX. ABX agrees to save, defend and hold GNE and its directors, officers, employees, agents and Affiliates harmless from and against any Liabilities resulting directly from (a) third party claims arising from any negligence or willful misconduct of ABX (or its directors, officers, employees, or agents) or the breach of any representations, warranties or covenants of ABX under this Agreement, or (b) any third party claims arising from infringement of a Core Third Party Patent in the course of using the Licensed Technology in accordance with this Agreement; provided, however, that indemnification under
Section 8.2(b) shall only be required by ABX in the event that neither ABX nor GNE enters into a license with the party claiming infringement, under Section
3.5 of this Agreement; provided, further, that indemnification under Section 8.2(b) shall be limited to amounts paid by GNE to ABX under this Agreement; and provided, further, that nothing in this Section 8.2 shall obligate ABX to save, defend or hold harmless GNE for any Liabilities to the extent arising from the negligence or willful misconduct of GNE or its directors, officers, employees, agents or Sublicensees.

        8.3 Indemnification Procedures. If any person or party entitled to indemnification under this Article 8 (an "Indemnitee") intends to claim indemnification under this Article 8, it shall promptly notify the indemnifying party hereunder (the "Indemnitor") in writing of any Liability in respect of which the Indemnitee intends to claim such indemnification, as soon as reasonably practicable after the Indemnitee receives notice of such Liability. Indemnitor's obligations under this Article 8 are conditioned upon the Indemnitee permitting the Indemnitor to assume direction and control of the defense of the Liability (including the right to settle it); provided, however, that an Indemnitee shall have the right to retain its own legal counsel, with the reasonable fees and expenses thereof to be paid by the Indemnitor, if representation of such Indemnitee by the legal counsel retained by the Indemnitor would be inappropriate due to actual or potential conflicts of interest between such Indemnitee and such Indemnitor. Indemnitor's obligations under this Article 8 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any third party suit, claim, action or demand, if prejudicial to Indemnitor's ability to defend such suit, claim, action or demand, shall relieve the Indemnitor of its obligations under this
Section 8 with respect to Liabilities that could have been defended in such action. The Indemnitee (and its directors, officers, employees and agents) shall cooperate fully with the Indemnitor and its legal counsel in the investigation of any such Liability for which indemnification is sought by such Indemnitee hereunder.


9.      REPRESENTATIONS, WARRANTIES AND COVENANTS.

        9.1 Representations and Warranties of ABX. ABX represents and warrants to GNE as of the Effective Date that:

               9.1.1 it has the power and authority to enter into this Agreement; (ii) to the knowledge of ABX, there are no existing or threatened actions, suits or claims pending against ABX with respect to the subject matter hereof or the right of ABX to enter into and perform its obligations under this Agreement; (iii) it has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; (iv) this Agreement has been duly executed and delivered on behalf of it, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof; and (v) the execution and delivery of this Agreement and the performance of its obligations hereunder do not conflict with or violate any requirement of applicable laws or regulations and do not conflict with, or constitute a default under, any contractual obligation of it;

               9.1.2 it has the full right and authority to grant the rights and licenses granted herein;

               9.1.3 it has not previously granted any rights materially inconsistent or in material conflict with the rights and licenses granted to GNE herein, including without limitation, any right or license in and to the Licensed Technology or any portion thereof;

               9.1.4 to its actual knowledge (without the obligation to perform due diligence) there are no existing or threatened actions, suits or claims pending against ABX with respect to the Licensed Technology or the right of ABX to enter into and perform its obligations under this Agreement;

               9.1.5 Except as set forth on Schedule A, ABX has no knowledge (without the obligation to perform due diligence) of any rights of third parties that would materially impair the licenses granted by ABX to GNE under the ABX Know-How or the ABX Patent Rights as contemplated under this Agreement, and, as of the Effective Date, ABX has no knowledge (without the obligation to perform due diligence) that any patents or patent applications within the ABX Patent Rights are invalid or unenforceable or that their practice under this Agreement would infringe patent rights of third parties, provided, however, that this representation does not apply to any Liabilities or infringement arising out of, relating to or with respect to the Product Antigens;

               9.1.6 Cell Genesys, Inc. ("CGI") has assigned to ABX all of CGI's rights and obligations under the XT Master Research License and Option Agreement, and ABX is a party to the XT Master Research License and Option Agreement; and

               9.1.7 it has provided to GNE complete copies of all material applicable ABX In-Licenses setting forth all material applicable limitations or restrictions on the Licensed Technology and the XenoMouse Animals (it being understood that the financial terms have been redacted from some or all such copies).


        9.2 Covenants of ABX. ABX covenants to GNE that:

               9.2.1 ABX will not take any action or fail to take any action under this Agreement that will cause a material breach of the GenPharm Cross-License, the Xenotech Agreement or any ABX In-License; provided, however, that it shall not be a breach of this covenant if ABX cures any breach of such third party agreement pursuant to the cure provisions contained therein;

               9.2.2 ABX shall, at the reasonable request of GNE, discuss with GNE ABX's interpretation of material terms and conditions of ABX In-Licenses, including, without limitation, any limitations on ABX's right to further transfer or grant licenses or sublicenses to GNE to any and all rights to technology within the scope of the ABX Patent Rights and/or ABX Know-How under any ABX In-License with respect to Products;

               9.2.3 ABX shall use its commercially reasonable, good faith efforts to reject any termination, modifications or amendments to any ABX In-Licenses that would materially and negatively affect GNE's rights under this Agreement without first obtaining GNE's reasonable prior written consent, and ABX shall notify GNE as soon as reasonably practicable of any material modification or amendment of any ABX In-License that materially affects (positively or negatively) GNE's rights or obligations under this Agreement; and

               9.2.4 ABX shall promptly provide GNE with a copy of any notice of default by ABX and/or its sublicensee under any ABX In-License, and of any notice of termination by any other party to any ABX In-License.

        9.2.5 ABX shall not directly or indirectly create, incur, assume or suffer to exist, any lien, security interest or other similar encumbrance upon or with respect to cells generated pursuant to this Agreement; and

        9.2.6 During the term of this Agreement: (i) ABX will not agree to any modifications or amendments to the XT Product License that restrict or limit or otherwise negatively affect the rights and licenses granted to GNE hereunder, and shall not terminate any licenses therein, in any case without GNE's prior written consent in its sole discretion; and (ii) ABX shall provide GNE promptly with a copy of any notice of default by ABX and/or its Sublicensee under such XT Product License, and of any notice of termination by any other party thereto.

        9.3 Representations and Warranties of GNE. GNE represents and warrants to ABX as of the Effective Date that:

               9.3.1 (i) it has the power and authority to enter into this Agreement; (ii) to the knowledge of GNE, there are no existing or threatened actions, suits or claims pending with respect to the subject matter hereof or the right of GNE to enter into and perform its obligations under this Agreement;
(iii) it has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
(iv) this Agreement has been duly executed and delivered on behalf of it, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof; and (v) the execution and delivery of this Agreement and the performance of its obligations hereunder do not conflict with or violate any requirement of applicable laws or regulations and do not conflict with, or constitute a default under, any contractual obligation of it;

               9.3.2 it has the full right and authority to enter into this Agreement and to grant the rights and licenses granted herein;

               9.3.3 to its knowledge without the obligation to perform due diligence, there are no existing or threatened actions, suits or claims pending against GNE or its Affiliates with respect to the subject matter hereof (including, without limitation, rights in and to the Product Antigen and/or antibodies to the Product Antigen) or the right of GNE to enter into and perform its obligations under this Agreement;

               9.3.4 as of the Effective Date and except as set forth on Schedule B hereto, it has no knowledge (without the obligation to perform due diligence) of any rights of third parties that would interfere with the use of the ABX Know-How or practice of the ABX Patent Rights as contemplated under this Agreement; and

               9.3.5 it has not previously granted any rights inconsistent or in conflict with the rights and licenses granted under this Agreement.

        9.4 Covenants of GNE. GNE covenants to ABX that:

               9.4.1 during the term of this Agreement GNE will not grant any rights inconsistent or in conflict with the rights and licenses granted under this Agreement; and

               9.4.2 it will not, to its knowledge, take any action or fail to take any action that will cause a breach of the GenPharm Cross License, the Xenotech Agreement, the XT Product License, or any ABX In-License.

        9.5 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES TO THE OTHER PARTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, REGARDING PRODUCTS OR THE LICENSED TECHNOLOGY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, AND VALIDITY OF LICENSED TECHNOLOGY CLAIMS, ISSUED OR PENDING. ALL XENOMOUSE ANIMALS AND MATERIALS DERIVED IN WHOLE OR PART FROM THE XENOMOUSE ANIMALS PROVIDED TO GNE BY ABX ARE PROVIDED "AS IS," AND ABX SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR

FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO XENOMOUSE ANIMALS AND MATERIALS DERIVED IN WHOLE OR PART FROM XENOMOUSE ANIMALS.

10.     TERM AND TERMINATION.

        10.1 Term. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided in this Article 10, shall continue in full force and effect on a country-by-country basis until the expiration of all royalty obligations pursuant to this Agreement for such country, as provided in Section 3.3.6 above. Following the expiration, but not earlier termination, of this Agreement on a country-by-country basis, GNE shall have a fully paid-up, royalty-free, perpetual, sublicensable license under the rights granted in Article 2, which license shall be a license exclusive as to ABX (whose interest may be non-exclusive) under the ABX Know-How to research, develop, make, use, sell and commercialize Products in such country.

        10.2 Termination for Breach. Either party to this Agreement may terminate this Agreement in the event that the other party (or any of its Sublicensees in the case of GNE), shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such breach or default shall have continued for sixty (60) days after written notice of such breach and intent to terminate this Agreement therefor was provided to the breaching party by the nonbreaching party. Any such termination shall become effective at the end of such sixty (60) day period unless the breaching party has cured any such breach or default prior to the expiration of the sixty (60) day period. Any such termination shall be without prejudice to any other rights, conferred, or remedies available to, the nonbreaching party by law or at equity, including, without limitation, under Section 8.3 above. The right of a nonbreaching party to terminate this Agreement pursuant to this Section 10.2 shall not be affected in any way by its waiver or failure to take action with respect to any previous default.

        10.3 Termination for Insolvency or Bankruptcy. Either party may, in addition to any other remedies available to it by law or in equity, terminate this Agreement effective on written notice to the other party in the event the other party shall have become insolvent or bankrupt, or shall have made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other party or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against the other party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the other party, and any such event shall have continued for ninety (90) days undismissed, unbonded and undischarged. Furthermore, all rights and licenses granted under this Agreement are, and shall be deemed to be, for purposes of
Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(56) of the United States Bankruptcy Code. The parties agree that in the event of the commencement of a bankruptcy proceeding by or against of party hereunder under the United States Bankruptcy Code, the other party shall be entitled to complete access, in accordance with this Agreement, to any such intellectual property, and all embodiments of such intellectual property, pertaining to the rights licensed to it hereunder of the party by or against whom a bankruptcy proceeding has been commenced.

        10.4 Termination by GNE. GNE may terminate this Agreement and the license granted herein at any time, by providing ABX ninety (90) days prior written notice.

        10.5   Effect of Termination.

               10.5.1 Accrued Obligations. Expiration or any termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination or release either party hereto from any liability which at the time of such expiration or termination has already accrued to such party, nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued to it prior to such expiration or termination, subject to the terms of this Agreement.

               10.5.2 Stock in Hand; Sublicenses. In the event this Agreement is terminated for any reason (other than due to a material breach of this Agreement by GNE or its Affiliates), GNE and its Sublicensees shall have the right to sell or otherwise dispose (consistent with all applicable regulations and law and subject to Articles 3 and 4 of this Agreement) of the stock of any Product subject to this Agreement then on hand. No termination of this Agreement (except by ABX under Section 10.2 above with respect to a Sublicensee of GNE that is in breach of this Agreement) shall be construed as a termination of any Sublicenses hereunder, and any Sublicense granted by GNE hereunder shall survive, provided that upon request by ABX, such Sublicensee promptly agrees in writing to be bound by the applicable terms of this Agreement.

               10.5.3 Return of Know-How; Termination of Licenses. After the effective date of termination by ABX under Section 10.2 or termination by GNE under Section 10.4 above, GNE shall have no further obligations to ABX with respect to the development and commercialization of Products in the Field in the Territory, all underlying rights to the Licensed Technology (including without limitation such rights pertaining to the Products in the Field in the Territory) shall be the sole property of ABX, and all of GNE's license rights to the Licensed Technology with respect to the Product shall terminate and revert to ABX. In the event that GNE terminates this Agreement under Section 10.2, above, after the effective date of such termination, GNE shall have no further obligations to ABX with respect to the development and commercialization of Products in the Field in the Territory. Such termination by GNE under Section
10.2 above shall not terminate any rights of GNE under this Agreement, and GNE shall have an exclusive license under the rights licensed to GNE under Article 2 above to research, develop, make, have made Products in the Field in the Territory and to use, sell, lease, offer to sell or lease, import, export, otherwise transfer physical possession of or otherwise transfer title to Products in the Field in the Territory. Except as otherwise provided in this
Section 10.5.3, such license shall be subject to the same royalty obligations as set forth under Article 3 above. ABX, at ABX's expense, shall execute all documents and make any filings necessary to perfect such license rights to GNE.

               10.5.4 GNE Option Agreement. This Agreement is independent of, and shall not be affected by, the expiration or termination of the GNE Option Agreement.

               10.5.5 XT. GNE and ABX agree that this Agreement, including, without limitation, any licenses and sublicenses granted to GNE pursuant to this Agreement (including any licenses and sublicenses to be granted to GNE therein) shall survive any dissolution, liquidation or acquisition of XT, and that such licenses shall remain in full force and effect even after any distribution, following dissolution, of the intellectual property owned or licensed to XT, to any entity. GNE and ABX agree that any transfer of such intellectual property to or following such dissolution shall be subject to the licenses and sublicenses granted herein.

               10.5.6 ABX In-Licenses. In the event that any ABX In-License is terminated due to breach by ABX and, as a result of such termination, ABX is unable to convey to GNE the rights necessary to manufacture, use or sell Products, ABX agrees that GNE's licenses hereunder shall become fully paid and royalty free as to ABX and GNE shall step into the shoes of ABX with regard to such ABX In-License as set forth in, and on the terms and conditions provided in, such ABX In-License. ABX agrees to use best efforts and to take such actions as are reasonably necessary to effectuate the foregoing.

               10.5.7 Survival. Sections 9.5 and 10.5 and Articles 3, 4, 6, 7, 8 and 11 shall survive the expiration and any termination of this Agreement for any reason.

11      MISCELLANEOUS.

        11.1 Governing Laws. This Agreement shall be interpreted and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

        11.2 Waiver. It is agreed that no waiver by any party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

        11.3 Assignment. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated, in whole or part, by either party without the prior written consent of the other; provided, however, that either party may, without the written consent of the other, assign this Agreement to (a) any entity to which it has acquired all or substantially all of the business or assets of the assigning party, or (b) any successor corporation resulting from any merger or consolidation with another corporation (including, in the case of GNE, F. Hoffmann-La Roche Ltd or any Affiliate thereof). Notwithstanding the foregoing, ABX shall not be obligated without its written consent to send XenoMouse Animals to any party other than GNE. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of each party hereto.

        11.4 Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

        11.5 Compliance with Laws. In exercising their rights under this license, the parties shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this license.

        11.6 No Implied Obligations. Except as expressly provided in Article 5 above, nothing in this Agreement shall be deemed to require GNE to exploit the Licensed Technology nor to prevent GNE from commercializing products similar to or competitive with any Product, in addition to or in lieu of such Products.

        11.7 Notices. Any notice, request, approval or consent required or permitted to be given between the parties hereto shall be given in writing, and shall be deemed to have been properly given if delivered in person, transmitted by telecopy with machine confirmation of transmission, or mailed by first class certified mail to the other party at the appropriate address set forth below, or to such other address as may be designated in writing by a party from time to time in accordance with this Agreement. Such notice, request, approval or consent shall be deemed given (i) on the date delivered or transmitted if delivered in person or transmitted by telecopy prior to 5 p.m. on any business day, (ii) on the next business day following delivery or transmission if delivered in person or transmitted by telecopy after 5 p.m. on any business day or on any nonbusiness day, or (iii) on the fourth business day following the date deposited in the United States mail if sent mailed by first class certified mail.

        Genentech, Inc.:     Genentech, Inc.
                             One DNA Way
                             South San Francisco, CA  94080
                             Attn: Corporate Secretary
                             Telecopy:  (650) 952-9881

        Abgenix, Inc.:       Abgenix, Inc.
                             7601 Dumbarton Circle
                             Fremont, California  94555
                             Attn: President
                             Telecopy:  (510) 608-6511

        11.8 Export Laws. Notwithstanding anything to the contrary contained herein, all obligations of ABX and GNE are subject to prior compliance with United States export regulations and such other United States laws and regulations as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the government of the United States. GNE shall be responsible for obtaining such approvals, and shall use efforts consistent with prudent business judgment to obtain such approvals. ABX agrees to cooperate reasonably with GNE and provide reasonable assistance to GNE as may be reasonably necessary to obtain any required approvals.

        11.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision and the parties shall discuss in good faith appropriate revised arrangements.

        11.10 Force Majeure. Nonperformance of any party (except for payment obligations) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform, is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party.

        11.11 No Consequential Damages. IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF RIGHTS HEREUNDER.

        11.12 Disputes. The parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either party's rights and/or obligations hereunder. It is the objective of the parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, it is agreed that each party will inform the other as soon as possible when it becomes aware of an area or issue of dispute. Prior to filing or initiating any legal proceeding, the parties agree to discuss the dispute at the organizational level at which such dispute arises. If either party believes there has been sufficient discussion of the matter at such level, then such party, by written notice to the other party, may have such dispute referred to their respective chief executive officers (or, if unavailable, a designee who is an officer of the party empowered to resolve such disputes) for attempted resolution by good faith negotiations between such chief executive officers within fourteen (14) days of such referral. In the event that the chief executive officers are not able to resolve such dispute within such fourteen (14) day period, either party may pursue whatever remedies are available to them under this Agreement or by law.

        11.13 Complete Agreement; Amendment. It is understood and agreed between ABX and GNE that this Agreement and the GNE Option Agreement constitute the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and supersede and cancel all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of ABX and GNE.

        11.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreement.

        11.15 Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.


        IN WITNESS WHEREOF, the parties have executed this Agreement, through their respective officers hereunto duly authorized, as of the day and year first above written.



ABGENIX, INC.                            GENENTECH, INC.


By:                                      By:
   ----------------------------              ---------------------------------


Name:                                    Name:
     --------------------------               --------------------------------


Title:                                   Title:
      -------------------------                -------------------------------

                                   SCHEDULE A

                      INFORMATION PURSUANT TO SECTION 9.1.5

                                   SCHEDULE B

                      INFORMATION PURSUANT TO SECTION 9.3.4

                                        ATTACHMENT A

                                       ABX IN-LICENSES

I.      [*]

II.     [*]


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  the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  ATTACHMENT B

                       ABX KNOW-HOW AND ABX PATENT RIGHTS


ABX KNOW-HOW:

           PURSUANT TO PREVIOUS AGREEMENT:

                [*]

        PURSUANT TO THIS AGREEMENT:

                [*]


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  the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  ATTACHMENT B

                       ABX KNOW-HOW AND ABX PATENT RIGHTS

ABX PATENT RIGHTS:

I.      PURSUANT TO THE MRLOA

        A.      Any of the patent applications listed in the following Table:


   Ref. No.      Application No.        Filing Date                Inventors                                 Title
   --------      ---------------        -----------                ---------                                 -----
    [*]         [*]                 [*]                  [*]                             [*]

    [*]         [*]                 [*]                  [*]                             [*]

    [*]         [*]                 [*]                  [*]                             [*]

    [*]         [*]                 [*]                  [*]                             [*]

    [*]         [*]                 [*]                  [*]                             [*]

    [*]         [*]                 [*]                  [*]                             [*]

    [*]         [*]                 [*]                  [*]                             [*]

    [*]         [*]                 [*]                  [*]                             [*]

    [*]         [*]                 [*]                  [*]                             [*]

    [*]         [*]                 [*]                  [*]                             [*]

    [*]         [*]                 [*]                  [*]                             [*]

    [*]         [*]                 [*]                  [*]                             [*]

    [*]         [*]                 [*]                  [*]                             [*]

    [*]         [*]                 [*]                  [*]                             [*]

    [*]         [*]                 [*]                  [*]                             [*]


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  the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  ATTACHMENT B

                       ABX KNOW-HOW AND ABX PATENT RIGHTS

                                      [*]

        B.      Pursuant to the License Agreement by and between the [*]


        C.      Pursuant to the Agreement between the [*]


        D.      Pursuant to the [*]

        E.      Pursuant to Agreements [*]


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  the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  ATTACHMENT B

                       ABX KNOW-HOW AND ABX PATENT RIGHTS

II.     PURSUANT TO THE GENPHARM CROSS LICENSE

        A.      [*]

        B.      [*]

        C.      [*]


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  the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  ATTACHMENT C

                               FINANCING DOCUMENTS

                                  ABGENIX, INC.

                         COMMON STOCK PURCHASE AGREEMENT

                                JANUARY 27, 1999

         THIS AGREEMENT is made as of the date first written above by and between ABGENIX, INC., a Delaware corporation having its principal executive office at 7601 Dumbarton Circle, Fremont, California 94555 (the "Company"), and GENENTECH, INC., a Delaware corporation having its principal executive office at 1 DNA Way, South San Francisco, California 94080 (the "Purchaser").

                                    RECITALS

         A. The parties are entering into a Multi-Antigen Research License and Option Agreement contemporaneously with this Agreement (the "Multi-Antigen Agreement"), providing the Purchaser with the right to use the Company's XenoMouse technology and an option to acquire product licenses to XenoMouse technology for use in specific fields.

         B. In connection with the Multi-Antigen Agreement, the parties desire that the Purchaser make an $8,000,000 equity investment in the Company pursuant to the terms and conditions of this Agreement.

         C. The shares of Common Stock issued to the Purchaser pursuant to this Agreement shall have registration rights as evidenced by the Registration Rights Agreement in the form attached hereto as Exhibit A (the "Rights Agreement").

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises set forth in this Agreement, the parties agree as follows:

         1. Sale of Stock. The Company hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, 495,356 shares of the Company's Common Stock (the "Shares") at the per share purchase price equal to the average of the last sale price of one share of the Company's Common Stock as reported on the Nasdaq National Market for the twenty (20) trading day period commencing on and including December 24, 1998 (the "Per Share Purchase Price").

         2. Closing Date. The closing of the purchase and sale of the Shares hereunder (the "Closing") will take place as promptly as practicable hereafter, upon the satisfaction of the conditions to closing set forth in Section 8 hereof, at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California, or at such other time and place as the parties hereto shall agree. The date of the Closing is hereinafter referred to as the "Closing Date".

         3. Delivery. At the Closing, the Company will deliver a certificate registered in the Purchaser's name representing the Shares to be purchased by the Purchaser. Such delivery shall be against payment of the purchase price therefor in an amount equal to the product of the number of Shares and the Per Share Purchase Price (the "Purchase Price") by wire transfer to the Company's bank account at:

                  Bank Name:                Wells Fargo Bank
                  Bank Address:             525 Market Street, 10th Floor
                                            San Francisco, CA 94105
                  Bank Contact:             Rod Ocmond
                  ABA#:                     121000248
                  Account Name:             WFB Acct
                  Account Number:           4068-000769

         4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

                  (a) Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction where failure to qualify would have a material adverse effect on the business or properties of the Company. The Company has full corporate power and authority to own its property, to carry on its business as presently conducted and to carry out the transactions contemplated hereby.

                  (b) Authorization. The Company has full corporate power to execute, deliver and perform this Agreement, the Rights Agreement and the Multi-Antigen Agreement, and each such agreement has been duly executed and delivered by the Company and is the legal, valid and, assuming due execution by the Purchaser, binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, and to general equitable principles. The execution, delivery and performance by the Company of this Agreement, the Rights Agreement and the Multi-Antigen Agreement, including the issuance, sale and delivery, of the Shares contemplated by Section 1 hereof, have been duly authorized by all necessary corporate action of the Company.

                  (c) Valid Issuance of Stock. The Shares will be duly authorized, validly issued, fully paid and non-assessable and, based in part upon the representations of the Purchaser in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Shares will be free of restrictions on transfer other than the restrictions in this Agreement, the Rights Agreement and under applicable state and/or federal securities laws, and will not be subject to any preemptive or other similar rights or any liens or encumbrances with the exception of any liens or encumbrances created by the Purchaser.

                  (d) Governmental Approvals. Based in part on the representations made by the Purchaser in Sections 5 and 6, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable laws, rules or regulations presently in effect, is or will be necessary to be made or obtained by the Company for, or in connection with, the execution and delivery of this Agreement, the Rights Agreement or the Multi-Antigen Agreement or the consummation of the transactions contemplated hereby or thereby or performance by the Purchaser of its obligations hereunder or thereunder, including the offer, sale and issuance of the Shares, except for (i) such filings under applicable securities laws that will be made by the Company within the prescribed periods, (ii) such filings with the Securities and Exchange Commission (the "Commission"), Nasdaq and others pursuant to the Rights Agreement that will be made by the Company within the prescribed periods and
(iii) any of the foregoing required or contemplated to be made pursuant to the terms of the Multi-Antigen Agreement.

                  (e) Offering. Subject to the accuracy of the representations of the Purchaser made in Sections 5 and 6, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement constitutes a transaction exempt from the registration requirements of Section 5 of the Securities Act and from the qualification requirements of the California Corporate Securities Law of 1968, as amended (the "California Securities Law").

                  (f) Litigation. There is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company that could, either individually or in the aggregate, materially and adversely affect (i) the execution and delivery of this Agreement, the Rights Agreement or the Multi-Antigen Agreement, or (ii) the performance by the Company of its obligations hereunder or thereunder, or that could, either individually or in the aggregate, materially and adversely affect the condition (financial or otherwise), business, property, assets or liabilities of the Company or result in any change in the current equity ownership of the Company. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

                  (g) Subsidiaries. Except for Xenotech, L.P. and its general partner Xenotech, Inc., the Company has no active subsidiaries and does not otherwise directly or indirectly control any other business entity, and is not a participant in any joint venture, partnership or similar entity. The Company has furnished the Purchaser with true, correct and complete copies of its Amended and Restated Certificate of Incorporation and Bylaws, together with any amendments thereto as of the date hereof.

                  (h) Absence of Certain Developments. Since November 24, 1998, the date of its most recent report filed with the Commission pursuant to the Securities and Exchange Act of 1934, as amended from time to time (such act, together with the rules and regulations promulgated thereunder, the "Exchange Act," and such report, the "Current SEC Filing"), except as disclosed therein, there has been no (i) material adverse change in the condition, financial or otherwise, of the Company or its assets, liabilities, properties, business, operations, intellectual property rights owned or controlled by it, or prospects generally, (ii) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, or (iii) loss, destruction or damage to any property of the Company, whether or not insured, which has or may have a material adverse effect on the Company.

                  (i) Absence of Undisclosed Liabilities. Except as and to the extent reflected or stated in the Current SEC Filing, the Company has no material accrued or contingent liability of a type required to be reflected on a balance sheet in accordance with generally accepted accounting principles or described in the footnotes thereto, other than liabilities arising in the ordinary course of its business since the Current SEC Filing, arising out of any transaction or state of facts existing prior to the date hereof.

                  (j) Non-Contravention. The execution, delivery and performance by the Company of this Agreement, the Rights Agreement and the Multi-Antigen Agreement do not and will not (i) contravene or conflict with the Amended and Restated Certificate of Incorporation or Bylaws of the Company, or (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or its property, or result in a breach of or constitute a default under any material agreement of the Company (whether upon notice or passage of time) binding upon or applicable to it or its property, in any manner which would materially and adversely affect the Purchaser's rights or its ability to realize the intended benefits under this Agreement, the Rights Agreement or the Multi-Antigen Agreement, or to require any consent or waiver under any such material agreement.

                  (k) Filings. The Company has filed in a timely manner, and has delivered to the Purchaser copies of, the following report required to be filed with the Commission under the Exchange Act: (i) the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1998 filed with the Commission on November 13, 1998 (the "SEC Report"). As of its filing date, no such report or statement filed pursuant to the Exchange Act contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (l) No Brokers. The Company has not directly or indirectly employed any broker, finder or other person (including any employee) that might be entitled to a fee, commission or other compensation upon the execution of this Agreement, the Rights Agreement or the Multi-Antigen Agreement or the consummation of the transactions contemplated by this Agreement, the Rights Agreement or the Multi-Antigen Agreement for which the Purchaser or the Company is or may be liable.

                  (m) Current Compliance with Other Instruments. The Company is not in violation or default of any provision of its Amended and Restated Certificate of Incorporation or Bylaws, each as in effect on and as of the Closing, or any material agreement of the Company binding upon or applicable to the Company or any of its properties or assets, or, to the best of its knowledge, any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any of its properties or assets, which violation or default in any manner could, either individually or in the aggregate, materially and adversely affect the condition (financial or otherwise), business, property, assets or liabilities of the Company or result in any change in the current equity ownership of the Company.

                  (n) Patents and Trademarks. The Company has sufficient title to and ownership of or right to use all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, processes and other proprietary rights (collectively, "IP Rights") necessary for its business as presently conducted, without any known infringement of the rights of others. The Company has not received any communications alleging that the Company has violated any IP Rights of any other person or entity, nor is the Company aware of any third party that is infringing or violating any such rights of the Company.

                  (o) Confidential Information and Invention Assignment Agreements. Each former and current employee, officer and consultant of the Company has executed a confidential information and invention assignment agreement in the form attached hereto as Exhibit B.

                  (p) Employees. The Company's relations with its employees are satisfactory. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. The Company is not aware that any officer or key employee intends to terminate his or her employment with the Company, and the Company does not have a present intention to terminate the employment of any officer or key employee. The Company has complied in all material respects with the applicable state, federal and foreign equal employment opportunity laws and with other laws related to employment.

                  (q) Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company. The Company is not in default under any such franchise, permit, license or other similar authority and neither the execution, delivery nor performance of this Agreement, the Rights Agreement or the Multi-Antigen Agreement and the consummation of the transactions contemplated hereby and thereby will result in any suspension, revocation, impairment, forfeiture or nonrenewal of any of them.

                  (r) Registration Rights. The Company has not granted or agreed to grant to any person or entity any registration rights, including piggyback rights, that can currently or in the future may be exercisable, except for those pursuant to (i) the Amended and Restated Stockholder Rights Agreement, dated as of January 12, 1998, among the Company and certain holders of Common Stock and warrants of the Company, (ii) the Registration Rights Agreement, dated November 18, 1998, between Zesiger Capital Group, LLC and the Company, and (iii) the Rights Agreement.

                  (s) Environmental and Safety Laws. The Company, to the best of its knowledge, is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and, based on the Company's business as currently conducted and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

                  (t) Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its property that might be damaged or destroyed. The Company has in full force and effect product liability insurance in an amount customary for companies similarly situated.

         5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

                  (a) Corporate Power. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction where failure to qualify would have a material adverse effect on the business or properties of the Purchaser. The Purchaser has full corporate power and authority to own its property, to carry on its business as presently conducted and to carry out the transactions contemplated hereby.

                  (b) Authorization. The Purchaser has full corporate power to execute, deliver and perform this Agreement, the Rights Agreement and the Multi-Antigen Agreement, and each such agreement has been duly executed and delivered by the Purchaser and is the legal, valid and, assuming due execution by the Company, binding obligation of the Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, and to general equitable principles. The execution, delivery and performance by the Purchaser of this Agreement, the Rights Agreement and the Multi-Antigen Agreement, including the payment of the Purchase Price, have been duly authorized by all necessary corporate action of the Purchaser.

                  (c) Risk Factors. The Purchaser acknowledges that an investment in the Company involves known and unknown risks, uncertainties and other factors which may result in the Purchaser's loss of its entire investment. The Purchaser acknowledges that it has received a copy of the SEC Report and reviewed the "Risk Factors" contained therein, which "Risk Factors" are deemed incorporated by reference into this Agreement.

                  (d) No Brokers. The Purchaser has not directly or indirectly employed any broker, finder or other person (including any employee) that might be entitled to a fee, commission or other compensation upon the execution of this Agreement, the Rights Agreement or the Multi-Antigen Agreement or the consummation of the transactions contemplated by this Agreement, the Rights Agreement or the Multi-Antigen Agreement for which the Purchaser or the Company is or may be liable.

         6. Compliance with Securities Laws and Restrictions on Transfer of Securities.

                  (a) Additional Representations and Warranties and Agreements of the Purchaser. The Purchaser hereby represents and warrants to, and agrees with, the Company as follows:

                           (i) The Purchaser is purchasing the Shares for its
own account for investment only and not with a view to any resale or distribution thereof, except pursuant to an effective registration statement under the Securities Act of 1933, as amended from time to time (such act, together with the rules and regulations promulgated thereunder, herein the "Securities Act"), covering the sale, assignment or transfer or an opinion of counsel satisfactory to the Company (which may be counsel to the Company; provided that no conflict of interest exists or that the Purchaser and the Company have waived any such conflict) that such registration is not required, which opinion will be at the cost of the Company.

                           (ii) The Purchaser has received and carefully
reviewed the Current SEC Filing, and has had the opportunity to obtain and receive such other information as it has deemed necessary to understand the business and financial condition of the Company and to make the investment decision to purchase the Shares.

                           (iii) As an investor in companies in the
biopharmaceutical industry and a participant in such industry, the Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment represented by the Shares, and it is able to bear the economic risk of such investment.

                           (iv) The Purchaser is an "accredited investor" as
such term is defined in Rule 501(a) of Regulation D under the Securities Act. The Purchaser also represents it has not been organized for the purpose of acquiring the Shares.

                           (v) The Purchaser understands that the Shares are
being issued in a transaction that is exempt from the registration requirements of the Securities Act by reason of the provisions of Section 4(2) of the Securities Act and that the Shares will be subject to transfer restrictions and must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The certificate representing the Shares will be affixed with the following legends:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                  The restrictions on sale, assignment and transfer of the Shares contained in this Section 6(a)(v) shall terminate at such time as there shall be delivered to the Company and the Purchaser an opinion of counsel to the Purchaser, in form and substance satisfactory to the Company, to the effect that, due to the lapse of time or otherwise, no registration of such securities is required under the Securities Act in connection with any distribution of such securities to the public in the United States. In addition, at any time after
(A) the delivery of such opinion; or (B) such securities are sold pursuant to and in accordance with an effective registration statement under the Securities Act covering such sale, the Purchaser shall be entitled to exchange its certificate representing such securities (or any portion thereof as to which (A) or (B) above applies) for a new certificate not bearing the first legend set forth in Section 6(a)(v).

                           (vi) The Purchaser understands that the Shares
constitute "restricted securities" within the meaning of Rule 144, promulgated under the Securities Act. Purchaser is aware that Rule 144, in substance, except as otherwise provided in subsection (k) of such rule, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (A) the availability of certain public information about the Company;
(B) the resale occurring not earlier than the expiration of the applicable holding period stated therein; (C) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act) and (D) the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein. The Purchaser also understands that the holding period under Rule 144 will commence on the Closing Date.

                           (vii) The Purchaser further understands that in the
event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                  (b) Stop Transfer Orders. The Purchaser understands that notations restricting the transfer of the Shares will be made on the transfer records of the Company and that a stop transfer order will be entered with the Company's transfer agent.

                  (c) Compliance with Section 6. None of the Shares (nor any interest therein) shall be sold, assigned or offered except in accordance with the provisions of this Section 6.

         7.       Additional Covenants of Purchaser Regarding Securities.

                  (a) Effectiveness and Termination. The provisions of this
Section 7 shall become effective at such time (if any), and from time to time, as the Purchaser and its Affiliates, taken together, own Voting Securities representing two percent (2%) or more of the total outstanding Voting Securities of the Company, and shall continue in effect until the earlier of (i) the fifth anniversary of the date of this Agreement or (ii) such time as the Purchaser and its Affiliates, taken together, own less than two percent (2%) of the total outstanding Voting Securities of the Company, provided that the provision of this Section 7 shall again become effective if, and at such time, and from time to time, as the Purchaser and its Affiliates, taken together, own such percentage of Voting Securities of the Company within the five year period commencing on the date hereof. For purposes of this Agreement, the term "Voting

Securities" means any outstanding securities of the Company entitled to vote generally the election of directors, including the Shares. The provisions of this Section 7 shall have no effect unless and until they become effective, and only so long as they are effective, pursuant to this Section 7(a), other than for purposes of defining certain terms used elsewhere in this Agreement. Notwithstanding any provision hereof to the contrary, this Section 7 shall not apply to any Shares assigned, sold or transferred in accordance with Section 6(a)(v).

                  (b) Additional Stock Purchases by Purchaser. The Purchaser hereby agrees that neither the Purchaser nor any of its Affiliates nor anyone acting on its or their behalf will acquire any equity securities (as such term is used in the Exchange Act) of the Company without the Company's prior written approval. For purposes of this Agreement, the term "Affiliate" means, when used with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

                  (c) [*]

         8.       Closing Conditions.

                  (a) Conditions to Purchaser's Obligations at the Closing. The Purchaser's obligation to purchase the Shares at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions, any one or more of which may be waived in whole or in part by the Purchaser:

                           (i) Compliance with Laws.  At the Closing, the sale
and issuance of the Shares shall be legally permitted by all laws and regulations to which the Purchaser or the Company is subject.

                           (ii) Representations and Warranties.  Each of the
representations and warranties of the Company set forth in Section 4 shall be true and correct as if made on the Closing Date.

                           (iii) Performance. The Company shall have performed
and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.


--------------
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                           (iv) Compliance Certificate.  The Chief Executive
Officer of the Company shall deliver to the Purchaser on the Closing Date a certificate certifying that the conditions set forth in clauses (ii), (iii) and
(vi) of this Section 8(a) have been fulfilled.

                           (v) Other Agreements.  The Company shall have
executed and delivered to the Purchaser the Rights Agreement and the Multi-Antigen Agreement.

                           (vi) Consents. The Company shall have obtained all
consents (including all governmental and regulatory consents, approvals, or authorizations required in connection with the valid execution and delivery of this Agreement, the Rights Agreement and the Multi-Antigen Agreement), permits and waivers necessary or required to be obtained on or prior to the Closing Date for consummation of the transactions contemplated hereby.

                           (vii) Proceedings and Documents. All corporate and
other proceedings in connection with the transactions contemplated in connection with the Purchaser's purchase of the Shares and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and the Purchaser's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

                           (viii) Delivery of Stock Certificate. The Company
shall have caused the delivery to the Purchaser of a stock certificate representing the Purchaser's ownership of the Shares.

                           (ix) Blue Sky. On or before the Closing, the Company
shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state or country for the offer and sale of the Shares.

                           (x) Opinion of Wilson Sonsini Goodrich & Rosati. The
Purchaser shall have received from Wilson Sonsini Goodrich and Rosati, counsel to the Company, an opinion, dated the Closing Date, in the form attached hereto as Exhibit C.

                           (xi) Opinion of Pillsbury Madison & Sutro. The
Purchaser shall have received from Pillsbury Madison & Sutro, counsel to the Company, an opinion, dated the Closing Date, in the form attached hereto as Exhibit D.

                  (b) Conditions to Company's Obligations at the Closing. The Company's obligation to sell and issue the Shares at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions, any one or more of which may be waived in whole or in part by the Company:

                           (i) Compliance with Laws. At the Closing, sale and
issuance of the Shares shall be legally permitted by all laws and regulations to which the Purchaser or the Company is subject.

                           (ii) Representations and Warranties. Each of the
representations and warranties of the Purchaser set forth in Sections 5 and 6 shall be true and correct as if made on the Closing Date.

                           (iii) The Purchase Price. The Purchaser shall have
delivered to the Company the Purchase Price in accordance with Section 3 hereof.

                           (iv) Performance. The Purchaser shall have performed
and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

                           (v) Other Agreements. The Purchaser shall have
executed and delivered to the Company the Rights Agreement and the Multi-Antigen Agreement.

                           (vi) Consents. The Purchaser shall have obtained all
consents (including all governmental and regulatory consents, approvals, or authorizations required in connection with the valid execution and delivery of this Agreement, the Rights Agreement and the Multi-Antigen Agreement), permits and waivers necessary or required to be obtained on or prior to the Closing Date for consummation of the transactions contemplated hereby.

                           (vii) Proceedings and Documents. All corporate and
other proceedings in connection with the transactions contemplated in connection with the sale and issuance of the Shares and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and the Company's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

         9.       General Provisions.

                  (a) Notices. All notices and other communication required or appropriate to be given hereunder shall be in writing and shall be delivered by hand or mailed by certified mail, return receipt requested, or sent by telex or facsimile (in which case a confirming copy shall also be sent by certified mail or courier), to the following respective addresses or to such other addresses as may be specified in any notice delivered or mailed as above provided:

                           (i)      If to the Purchaser, to:

                                    Genentech, Inc.
                                    1 DNA Way
                                    South San Francisco, CA 94080
                                    Telephone:       (650) 225-1000
                                    Facsimile:       (650) 952-9881

                                    Attention:  Corporate Secretary

                           (ii)     If to the Company to:

                                    Abgenix, Inc.
                                    7601 Dumbarton Circle
                                    Fremont, California 94555
                                    Telephone:       (510) 608-6500
                                    Facsimile:       (510) 608-6547

                                    Attention:  President

                                    with a copy to:

                                    Wilson Sonsini Goodrich & Rosati
                                    650 Page Mill Road
                                    Palo Alto, CA  94304-1050
                                    Telephone:       (650) 493-9300
                                    Facsimile:       (650) 493-6811

                                    Attention:  Chris F. Fennell

Any notice or other communication delivered by hand or mailed shall be deemed to have been delivered on the date on which such notice or communication is delivered by hand, or in the case of certified mail deposited with the appropriate postal authorities on the date when such notice or communication is actually received, and in any other case shall be deemed to have been delivered on the date on which such notice or communication is actually received.

                  (b) Governing Law. The parties have agreed that this Agreement will be governed by and construed in accordance with the laws of the State of California.

                  (c) Amendments. No provision of this Agreement may be waived, changed or modified, or the discharge thereof acknowledged orally, but only by an agreement in writing signed by the party against which the enforcement of any waiver, change, modification or discharge is sought.

                  (d) Assignment.

                           (i) Except as set forth in this Section 9(d), none of
the rights or obligations of either party hereto may be assigned or transferred without the prior written consent of the other party hereto.

                           (ii) Either party may assign all of its rights and
obligations under this Agreement in connection with a merger or similar reorganization or the sale of all or substantially all of its assets. This Agreement shall survive any such merger or reorganization of either party with or into, or such sale of assets to, another party and no consent for such merger, reorganization or sale shall be required hereunder.

                           (iii) The Purchaser may assign its rights and
obligations to a wholly-owned subsidiary, provided the assignee is not deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company and provided further such assignee agrees, prior to the transfer, in writing with the Company to comply with all the provisions of this Agreement applicable to the Purchaser. Notwithstanding anything herein to the contrary, no such assignment shall relieve the Purchaser of its obligations hereunder and under the Rights Agreement and the Multi-Antigen Agreement.

                           (iv) This Agreement shall be binding upon and inure
to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.

                  (e) Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including without limitation brokerage, placement agent, attorneys' and accountants' fees and expenses, shall be paid by the party incurring such expenses, whether or not the sale and purchase of the Shares is consummated.

                  (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  (g) Entire Agreement. This Agreement, the Rights Agreement and the Multi-Antigen Agreement, together with the Exhibits and other documents attached hereto and thereto, constitute the entire contract between the parties with respect to the subject matter hereof and thereof, and no party will be liable or bound to the other in any manner by any representations, warranties or covenants except as specifically set forth herein and therein.

                  (h) Titles. The titles of the Sections of this Agreement are inserted for reference only, and are not to be considered as part of this Agreement in construing this Agreement.



                  [remainder of page left blank intentionally]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.



"COMPANY"                         ABGENIX, INC.




                                  By: /s/ R. Scott Greer
                                      --------------------------------------
                                      R. Scott Greer
                                      President and Chief Executive Officer


"HOLDER"                          GENENTECH, INC.




                                  By: /s/ William D. Young
                                      --------------------------------------
                                      William D. Young
                                      Vice President, Business and Corporate
                                      Development